As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cheniere Energy Partners, L.P.*

(Exact Name of Registrant as Specified in its Charter)

Delaware	4924	20-5913059
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zach Davis

Senior Vice President and Chief Financial Officer

Cheniere Energy Partners GP, LLC

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

George J. Vlahakos

Jon W. Daly

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

(713) 495-4522

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
4.000% Senior Notes due 2031	$1,500,000,000	100%	$1,500,000,000	$139,050.00(1)
Guarantees of 4.000% Senior Notes due 2031(2)	$—	$—	$—	$— (3)

(1)

The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”). For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.

(2)

No separate consideration will be received for the guarantees. Each subsidiary of Cheniere Energy Partners, L.P. that is listed below in the Table of Additional Registrant Guarantors will guarantee the notes being registered.

(3)	Pursuant to Rule 457(n) of the Securities Act, no registration fee is required for the guarantees.

Each registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

*	The following are additional registrants that are guaranteeing the securities registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cheniere Energy Investments, LLC	Delaware	20-5913135
Sabine Pass LNG-GP, LLC	Delaware	20-0466019
Sabine Pass LNG, L.P.	Delaware	20-0466069
Sabine Pass Tug Services, LLC	Delaware	20-5570478
Cheniere Creole Trail Pipeline, L.P.	Delaware	20-4635194
Cheniere Pipeline GP Interests, LLC	Delaware	20-4634510

(1)

The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s executive offices is 700 Milam Street, Suite 1900, Houston, Texas 77002, (713) 375-5000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 8, 2021

PROSPECTUS

CHENIERE ENERGY PARTNERS, L.P.

Offer to exchange up to

$1,500,000,000 of 4.000% Senior Notes due 2031

(CUSIP No. 16411Q AK7)

that have been registered under the Securities Act of 1933

for

$1,500,000,000 of 4.000% Senior Notes due 2031

(CUSIP Nos. 16411Q AH4 and U16353 AD3)

that have not been registered under the Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK

CITY TIME, ON                    , 2021, UNLESS WE EXTEND IT

Terms of the Exchange Offer:

•

We are offering to exchange up to $1.5 billion aggregate principal amount of registered 4.000% Senior Notes due 2031 (CUSIP No. 16411Q AK7) (the “New Notes”) for any and all of our $1.5 billion aggregate principal amount of unregistered 4.000% Senior Notes due 2031 (CUSIP Nos. 16411Q AH4 and U16353 AD3) (the “Old Notes” and together with the New Notes, the “notes”) that were issued on March 11, 2021.

•	We will exchange all outstanding Old Notes that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.

•

The terms of the New Notes will be substantially identical to those of the outstanding Old Notes except that the New Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer, registration rights or provisions for additional interest.

•	You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer.

•	The exchange of Old Notes for New Notes should not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•

In the event that the aggregate amount of our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors (as defined herein) (other than the CQP Senior Notes (as defined herein) or any other series of notes issued under the CQP Base Indenture (as defined herein)) outstanding at any one time exceeds the greater of (1) $1.5 billion and (2) 10% of net tangible assets, the CQP Senior Notes and the notes offered hereby will be secured to the same extent as such obligations under our senior secured credit facilities due 2024 (the “2019 CQP Credit Facilities”) (such period, the “Security Requirement Period”), the notes will be secured on a first-priority basis by liens on (i) substantially all the existing and future tangible and intangible assets and rights of CQP and the Subsidiary Guarantors and equity interests in the Subsidiary Guarantors (except, in each case, for certain excluded properties set forth in the 2019 CQP Credit Facilities) and (ii) substantially all of the real property of SPLNG (except for excluded properties referenced in the 2019 CQP Credit Facilities) (the “Collateral”), subject to certain liens permitted under the indenture, which liens are intended to be pari passu with the liens securing the 2019 CQP Credit Facilities, which, as of June 30, 2021, consists of an undrawn $750 million revolving credit facility (the “CQP Revolving Credit Facility”). When a Security Requirement Period is not in effect, the notes will remain senior obligations but will be unsecured. As of the date of this prospectus, the Old Notes are not and the New Notes will not be secured.

•

The Old Notes are, and the New Notes will be, unconditionally, jointly and severally guaranteed by each of our existing subsidiaries (including Sabine Pass LNG, L.P. and Cheniere Creole Trail Pipeline, L.P.), with the exception of Sabine Pass Liquefaction, LLC and Sabine Pass LNG-LP, LLC (the “SPL Member”). The SPL Member may become a guarantor under certain circumstances as described more fully herein. Any other subsidiary that guarantees any of our Material Indebtedness (as defined below) will also guarantee the notes. Please read “Description of Notes—Subsidiary Guarantees.”

•	There is no established trading market for the New Notes or the Old Notes.

•	We do not intend to apply for listing of the New Notes on any national securities exchange or for quotation through any quotation system.

Please read “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider prior to tendering your outstanding Old Notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We and the Subsidiary Guarantors have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please Read “Plan of Distribution.”

The date of this prospectus is                    , 2021.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to Corporate Secretary, Cheniere Energy Partners, L.P., 700 Milam Street, Suite 1900, Houston, Texas 77002 (telephone number (713) 375-5000).

In order to ensure timely delivery of this information, any request should be made by                     , 2021, five business days prior to the expiration date of the exchange offer.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, referred to in this prospectus as the SEC. No person has been authorized to give any information or any representation concerning us or the exchange offer (other than as contained in this prospectus or the related letter of transmittal) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and other reports with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We will provide you upon request, without charge, a copy of the notes and the indenture governing the notes. You may request copies of these documents by contacting us at:

Cheniere Energy Partners, L.P.

Attention: Investor Relations Department

700 Milam Street, Suite 1900

Houston, Texas, 77002

(713) 375-5000

We also make all periodic and other information filed or furnished with the SEC available, free of charge, on our website at www.cheniere.com as soon as reasonably practicable after such information is electronically filed with or furnished to the SEC. Except as otherwise set forth herein, information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the registration statement of which this prospectus forms a part was filed and prior to the effectiveness of such registration statement and until this offering is completed will be deemed to be incorporated by reference in this prospectus and will be a part of this prospectus from the date of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 4, 2021 and August 5, 2021, respectively; and

•	our Current Reports on Form 8-K filed on January 27, 2021, February 26, 2021, March 11, 2021, April 26, 2021, July 20, 2021, July 27, 2021, September 14, 2021, September 27, 2021 and October 1, 2021.

These reports contain important information about us, our financial condition and our results of operations.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Cheniere Energy Partners, L.P.

Attention: Investor Relations Department

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

PRESENTATION OF INFORMATION

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we have not independently verified and do not guarantee the accuracy or completeness of this information.

In this prospectus, unless the context otherwise requires:

•	Bcf means billion cubic feet;

•	Bcf/d means billion cubic feet per day;

•	Bcfe means billion cubic feet equivalent;

•	EPC means engineering, procurement and construction;

•	GAAP means generally accepted accounting principles in the United States;

•	LIBOR means the London Interbank Offered Rate;

•

LNG means liquefied natural gas, a product of natural gas that, through a refrigeration process, has been cooled to a liquid state, which occupies a volume that is approximately 1/600th of its gaseous state;

•	mtpa means million tonnes per annum;

•	SPA means an LNG sale and purchase agreement; and

•	Train means an industrial facility comprised of a series of refrigerant compressor loops used to cool natural gas into LNG.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any information incorporated by reference herein, contains certain statements that are, or may be deemed to be, “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein or incorporated herein by reference are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•	statements regarding our ability to pay interest, premium, if any, and principal on the notes;

•	statements regarding our expected receipt of cash distributions from SPLNG, SPL or CTPL (each as defined herein);

•

statements that we expect to commence or complete construction of our proposed LNG terminal, liquefaction facility, pipeline facility or other projects, or any expansions or portions thereof, by certain dates, or at all;

•

statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or our ability to enter into such transactions;

•

statements relating to the construction of our Trains, including statements concerning the engagement of any EPC contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•

statements regarding any SPA or other agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, natural gas liquefaction or storage capacities that are, or may become, subject to contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts, and other contracts;

•	statements regarding our planned development and construction of additional Trains, including the financing of such Trains;

•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;

•

statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections, or objectives, including anticipated revenues, capital expenditures, maintenance and operating costs and cash flows, any or all of which are subject to change;

•

statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

•

statements regarding the outbreak of COVID-19 and its impact on our business and operating results, including any customers not taking delivery of LNG cargoes, the ongoing credit worthiness of our contractual counterparties, any disruptions in our operations or construction of our Trains and the health and safety of Cheniere’s employees, and on our customers, the global economy and the demand for LNG; and

•	any other statements that relate to non-historical or future information.

All of these types of statements, other than statements of historical or present facts or conditions, are forward-looking statements. In some cases, forward- looking statements can be identified by terminology such as “may,”

v

“will,” “could,” “should,” “achieve,” “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intend,” “plan,” “potential,” “predict,” “project,” “pursue,” “target,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this prospectus or incorporated by reference herein are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus or incorporated by reference herein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus and incorporated by reference in the other reports and other information that we file with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus for a more complete understanding of our business and the terms of this exchange offer, as well as the tax and other considerations that are important to you in making your investment decision.

As used in this prospectus, the “Partnership,” “CQP,” “we,” “our,” “us” or similar terms refer to Cheniere Energy Partners, L.P. and not any of its subsidiaries. In this prospectus, (i) our “general partner” refers to Cheniere Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership; (ii) “Cheniere” refers to Cheniere Energy, Inc., a Delaware corporation that owns and controls our general partner; (iii) “SPLNG” refers to Sabine Pass LNG, L.P., a Delaware limited partnership and our wholly owned subsidiary; (iv) “SPL” refers to Sabine Pass Liquefaction, LLC, a Delaware limited liability company and our wholly owned subsidiary; and (v) “CTPL” refers to Cheniere Creole Trail Pipeline, L.P., a Delaware limited partnership and our wholly owned subsidiary. We refer to SPLNG, CTPL and each other of our subsidiaries that guarantees the notes collectively as the “Subsidiary Guarantors.”

Cheniere Energy Partners, L.P.

Overview

We are a publicly traded Delaware limited partnership formed by Cheniere in 2006. We provide clean, secure and affordable LNG to integrated energy companies, utilities and energy trading companies around the world. We aspire to conduct our business in a safe and responsible manner, delivering a reliable, competitive and integrated source of LNG to our customers.

The Sabine Pass LNG terminal, one of the largest LNG production facilities in the world, is located in Cameron Parish, Louisiana, and has natural gas liquefaction facilities consisting of five operational natural gas liquefaction Trains and one additional Train under construction that is expected to be substantially completed in the first quarter of 2022, for a total production capacity of approximately 30 mtpa of LNG (the “Liquefaction Project”). The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks with aggregate capacity of approximately 17 Bcfe, two existing marine berths and one under construction that can each accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4 Bcf/d. We also own a 94-mile pipeline through our subsidiary, CTPL, that interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

Recent Developments

2032 CQP Senior Notes Issuance

On September 27, 2021, we issued $1.2 billion aggregate principal amount of 3.25% Senior Notes due 2032 (the “2032 CQP Senior Notes”). We used the proceeds from the issuance of the 2032 CQP Senior Notes, together with cash on hand, to refinance all of our outstanding 5.625% Senior Notes due 2026 (the “2026 CQP Senior Notes”) and a portion of SPL’s 6.250% Senior Secured Notes due 2022 (the “2022 SPL Senior Secured Notes”), and to pay fees and expenses in connection with the refinancing. As used herein, the “CQP Offering” refers to the issuance of the 2032 CQP Senior Notes and the application of the proceeds therefrom to fund the 2026 CQP Tender Offer (as defined below), the 2026 CQP Notes Redemption (as defined below) and the 2022 SPL Notes Redemption (as defined below).

2026 CQP Senior Notes Tender Offer and Redemption

On September 13, 2021, we announced a tender offer to purchase any and all of our outstanding 2026 CQP Senior Notes and a related consent solicitation for an amendment to the indenture governing the 2026 CQP Senior Notes to shorten the required notice period for redemptions of the 2026 CQP Senior Notes. We refer to the tender offer and consent solicitation for our 2026 CQP Senior Notes as the “2026 CQP Tender Offer”. The 2026 CQP Tender Offer early settlement date occurred on September 27, 2021. We refer to the redemption of our 2026 CQP Senior Notes as the “2026 CQP Notes Redemption”. On September 13, 2021, we issued a conditional notice of the 2026 CQP Notes Redemption in accordance with the terms of the indenture governing the 2026 CQP Senior Notes. Following the early settlement date, we issued an amended notice of the 2026 CQP Notes Redemption specifying a redemption date of October 1, 2021. On October 1, 2021, we redeemed all of the 2026 CQP Senior Notes that remained outstanding following the early settlement of the 2026 CQP Tender Offer.

2022 SPL Senior Secured Notes Redemption

On September 13, 2021, SPL announced its intention to issue a call notice for the redemption of $318 million of the 2022 SPL Senior Secured Notes in accordance with the terms of the indenture governing the 2022 SPL Senior Secured Notes. We refer to the redemption of the 2022 SPL Senior Secured Notes as the “2022 SPL Notes Redemption”. As of the date hereof, there was $1.0 billion in aggregate principal amount of 2022 SPL Senior Secured Notes outstanding. SPL intends to complete the 2022 SPL Notes Redemption on October 13, 2021.

Principal Executive Offices

Our principal executive offices are located at 700 Milam Street, Suite 1900, Houston, Texas 77002, and our telephone number is (713) 375-5000. Our internet address is www.cheniere.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Our Ownership and Organizational Structure

The following diagram depicts our abbreviated organizational structure as of June 30, 2021, including our ownership of certain subsidiaries, and the references to these entities used in this prospectus:

*	Guarantors

The Exchange Offer

On March 11, 2021, we completed a private offering of $1.5 billion aggregate principal amount of the Old Notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the Old Notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer no later than 360 days after the March 11, 2021 private offering. The following is a summary of the exchange offer.

Old Notes	4.000% Senior Notes due 2031, which were issued on March 11, 2021.

New Notes	4.000% Senior Notes due 2031. The terms of the New Notes are substantially identical to the terms of the outstanding Old Notes except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes.

Exchange Offer	We are offering to exchange up to $1.5 billion aggregate principal amount of our New Notes that have been registered under the Securities Act for an equal amount of our outstanding Old Notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The New Notes will evidence the same debt as the Old Notes for which they are being exchanged and will be issued under, and be entitled to the benefits of, the same indenture that governs the Old Notes. Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Because the New Notes will be registered, the New Notes will not be subject to transfer restrictions, and holders of Old Notes that have tendered and had their Old Notes accepted in the exchange offer will have no registration rights. The New Notes will have a CUSIP number different from that of any Old Notes that remain outstanding after the completion of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2021, unless we decide to extend the date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	You must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, The Bank of New York Mellon, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at The Depository Trust Company (“DTC”) prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book- entry Transfer.”

Withdrawal; Non-Acceptance	You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2021 by following the procedures described in this prospectus and the related letter of transmittal. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer in to the exchange agent’s account at DTC, any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Old Notes, please read “The Exchange Offer—Withdrawal Rights.”

Material U.S. Federal Income Tax Considerations	The exchange of New Notes for Old Notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Please read the discussion under the caption “Material United States Federal Income Tax Considerations” for more information regarding the tax considerations to you of the exchange offer.

Use of Proceeds	The issuance of the New Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	We have appointed The Bank of New York Mellon as exchange agent for the exchange offer. For the address, telephone number and fax number of the exchange agent, please read “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	the New Notes are being acquired in the ordinary course of business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you in the exchange offer;

•	you are not our affiliate or an affiliate of any of our Subsidiary Guarantors; and

•	you are not a broker-dealer tendering Old Notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any New Notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of New Notes” for more information regarding resales of the New Notes.

Consequences of Not Exchanging Your Old Notes	If you do not exchange your Old Notes in this exchange offer, you will no longer be able to require us to register your Old Notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your Old Notes and our obligation to file a registration statement, please read “The Exchange Offer—Consequences of Failure to Exchange Old Notes” and “Description of Notes.”

Terms of the New Notes

The terms of the New Notes will be substantially identical to the terms of the Old Notes except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes. As a result, the New Notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and additional interest provisions contained in the Old Notes. The New Notes represent the same debt as the Old Notes for which they are being exchanged. The New Notes are governed by the same indenture as that which governs the Old Notes.

The following summary contains basic information about the New Notes and is not intended to be complete. For a more complete understanding of the New Notes, please refer to the section in this prospectus entitled “Description of Notes.” When we use the term “notes” in this prospectus, unless the context requires otherwise, the term includes the Old Notes and the New Notes.

Issuer	Cheniere Energy Partners, L.P.

Notes Offered	$1,500,000,000 aggregate principal amount of 4.000% senior notes due 2031.

Maturity Date	March 1, 2031.

Interest Rate	4.000% per year (calculated using a 360-day year).

Interest Payment Dates	We will pay interest on the New Notes semi-annually, in cash in arrears, on March 1 and September 1 of each year.

Ranking	As of the date of this prospectus, the Old Notes are, and the New Notes will be, unsecured. The New Notes:

•

will rank senior in right of payment to all future obligations of CQP that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future senior obligations of CQP that are not so subordinated;

•	will be effectively subordinated to any secured debt of CQP (including under the 2019 Credit Agreement), to the extent of the collateral securing such debt;

•	will be structurally subordinated to all liabilities and preferred equity of subsidiaries of CQP that are not Subsidiary Guarantors; and

•	will be guaranteed by each subsidiary of CQP that is, or in the future is required to become, a Subsidiary Guarantor.

During any Security Requirement Period (as defined below), the New Notes will be senior obligations of CQP and will be secured on a first-priority basis by a lien on the Collateral (as defined below), subject to certain liens permitted under the indenture, which liens are intended to be pari passu with the liens securing the 2019 CQP Credit Facilities. See “Description of Notes—Ranking” and “Description of Notes—Security for the Notes.”

Guarantees	The New Notes will be unconditionally, jointly and severally guaranteed by each of CQP’s existing subsidiaries (including SPLNG and CTPL) with the exception of SPL and Sabine Pass LNG-LP, LLC (“SPL Member”). SPL Member will become a guarantor under the notes during any Security Requirement Period, provided it is a guarantor or co-obligor under any Material Indebtedness (as defined below). Any other subsidiary that guarantees any Material Indebtedness of CQP will also guarantee the New Notes. Please read “Description of Notes— Subsidiary Guarantees.”

As of June 30, 2021, after giving effect to the CQP Offering, (i) we and our Subsidiary Guarantors would have had approximately $4.2 billion of indebtedness outstanding (before unamortized premium, discount and debt issuance costs, net), including no secured indebtedness under the 2019 CQP Credit Facilities, and (ii) our non-guarantor subsidiaries would have had approximately $13.3 billion of indebtedness outstanding (before unamortized premium, discount and debt issuance costs, net), all of which would rank effectively senior to the New Notes.

Covenants	The indenture governing the New Notes, among other things, limits our Subsidiary Guarantors’ ability to:

•	create liens or other encumbrances;

•	engage in certain transactions with affiliates;

•	enter into sale-leaseback transactions; and

•	merge or consolidate with another entity or sell all or substantially all of our assets.

These covenants are subject to a number of important qualifications and exceptions which are described in “Description of Notes—Covenants.”

Risk Factors	You should refer to “Risk Factors” beginning on page 10 of this prospectus, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings made with the SEC, “Forward-Looking Statements” and the other information included in or incorporated by reference into this prospectus for a discussion of the risk factors you should carefully consider before deciding participate in the exchange offer.

RISK FACTORS

Before deciding to participate in the exchange offer, you should carefully consider the risks and uncertainties described below as well as the risk factors contained in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings made with the SEC. The risk factors included or incorporated by reference herein are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates or expectations contained in our forward-looking statements. To the extent the COVID-19 pandemic, including any associated variants, adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section and in the section title “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings made with the SEC, such as those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness and our ability to comply with the covenants contained in the agreements that govern our indebtedness. We may encounter risks in addition to those included or incorporated by reference herein. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity, prospects and ability to make payments of interest, premium, if any, and principal on the New Notes.

Risks Relating to the Exchange Offer and the New Notes

If you do not properly tender your Old Notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Old Notes. Please read “The Exchange Offer—Procedures for Tendering” and “Description of Notes.”

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act. For further information regarding the consequences of not tendering your Old Notes in the exchange offer, please read “The Exchange Offer—Consequences of Failure to Exchange Old Notes.”

Some holders who exchange their Old Notes may be deemed to be underwriters and must deliver a prospectus in connection with resales of the New Notes.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If such a holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume or indemnify such a holder against this liability.

Despite our current level of indebtedness, the indenture permits us and our subsidiaries to incur substantially more indebtedness, some of which may be secured. This could further increase the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our indenture do not prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the New Notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the New Notes and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of any proceeds paid to you. If our current debt levels increase, the related risks that we and our subsidiaries now face could intensify.

In addition, we and our subsidiaries are permitted to incur aggregate additional secured indebtedness (other than the 4.500% Senior Notes due 2029 (the “2029 CQP Senior Notes”), the Old Notes, the 2032 CQP Senior Notes or any other series of notes issued under the indenture) up to the greater of (i) $1.5 billion and (ii) 10% of Net Tangible Assets under the terms of the indenture before entering a Security Requirement Period and being required to secure the New Notes to the same extent of such secured indebtedness. The New Notes will be subordinated to any such secured indebtedness, such that the holders of that indebtedness will be entitled to payment from any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us to the extent of such collateral prior to the holders of the notes. This may have the effect of reducing the amount of any proceeds paid to you in such circumstances. See “Description of Notes—Security for the Notes.”

Our future debt levels may impair our financial condition and prevent us from fulfilling our obligations under the New Notes.

As of June 30, 2021, we had $1.2 billion in cash and cash equivalents, $65 million of current restricted cash, $750 million of available commitments under the $750 million revolving credit facility under the 2019 CQP Credit Facilities and $17.8 billion of total debt outstanding on a consolidated basis (before unamortized premium, discount and debt issuance costs, net), excluding $396 million aggregate outstanding letters of credit under the 2020 SPL Working Capital Facility (as defined below). We incur, and will incur, significant interest expense relating to the assets at the Sabine Pass LNG terminal. The level of our future indebtedness could have important consequences to us, including:

•

making it more difficult for us to satisfy our obligations with respect to the New Notes, the CQP Senior Notes, the 2019 CQP Credit Facilities governing the CQP Revolving Credit Facility and our other debt agreements;

•	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, the execution of our growth strategy and other activities;

•

requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt, which would reduce our cash flow available to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other activities;

•

making us more vulnerable to adverse changes in general economic conditions, our industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions; and

•	placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet other cash needs. Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, political, regulatory and other factors, some of which are beyond our control. In addition, our ability to service our debt will depend on market interest rates, since we anticipate that the interest rates applicable to borrowings under the CQP Revolving Credit Facility will fluctuate. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

The New Notes will be structurally subordinated to all liabilities of any non-guarantor subsidiaries.

The New Notes will be structurally subordinated to the indebtedness and other liabilities of any of our subsidiaries that do not guarantee the New Notes, including indebtedness of SPL and, when a Security Requirement Period is not in effect and/or they do not guarantee other Material Indebtedness, SPL Member. Any non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the Subsidiary Guarantors have to receive any assets of any such non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of New Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any such non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. As of June 30, 2021, our non-guarantor subsidiaries had approximately $13.7 billion of indebtedness outstanding (before unamortized premium, discount and debt issuance costs, net), all of which would rank effectively senior to the New Notes. As of June 30, 2021, after giving effect to the CQP Offering, (i) we and our Subsidiary Guarantors would have had approximately $4.2 billion of indebtedness outstanding (before unamortized premium, discount and debt issuance costs, net), including no secured indebtedness under the 2019 CQP Credit Facilities, and (ii) our non-guarantor subsidiaries would have had approximately $13.3 billion of indebtedness outstanding (before unamortized premium, discount and debt issuance costs, net), all of which would rank effectively senior to the New Notes.

Our existing debt agreements and the indenture governing the notes have substantial restrictions and financial covenants that may restrict our business and financing activities.

We are dependent upon the earnings and cash flow generated by our operations in order to meet our debt service obligations. The operating and financial restrictions and covenants in our 2019 CQP Credit Facilities, the New Notes and any future financing agreements may restrict our ability to finance future operations or capital needs and to engage in or expand our business activities. For example, our 2019 CQP Credit Facilities and the indenture governing the notes restrict our ability to, among other things:

•	sell or otherwise dispose of a portion of our assets;

•	engage in certain transactions with affiliates;

•	enter into sale-leaseback transactions; and

•	merge or consolidate with another entity or sell all or substantially all of our assets.

In addition, our 2019 CQP Credit Facilities contain covenants requiring us to maintain certain financial ratios and limits our ability to create liens or other encumbrances.

Our future ability to comply with these restrictions and covenants is uncertain and will be affected by the levels of cash flow from our operations and other events or circumstances beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. If we violate any provisions of our 2019 CQP Credit Facilities or the notes that are not cured or waived within the appropriate time period provided therein, a significant portion of our indebtedness may become immediately due and payable and the commitment of our CQP Revolving Credit Facility lenders to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments.

The Intercreditor Agreement limits the rights of holders of the notes with respect to the Collateral, even during an event of default.

Under the terms of the Intercreditor Agreement, any actions that may be taken in respect of the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral and the release of the Collateral from any lien, will be at the direction of the administrative agent under the 2019 CQP Credit Facilities prior to the discharge of the obligations under the 2019 CQP Credit Facilities and until 180 days has passed after an event of default occurred under additional first lien debt. Neither the trustee nor the collateral agent, on behalf of the holders of New Notes, would have the ability to control or to direct such actions, even if an event of default under the New Notes has occurred, except in limited circumstances. See “Description of Notes—Security for the Notes—Intercreditor Agreement.” In addition, subject to limitations adversely affecting the equal and ratable treatment of the security interest of the trustee or imposing new material obligations on the trustee, the collateral agent would be entitled, without the consent of holders of the New Notes or the trustee, to amend the terms of the security documents securing the New Notes and to release the liens of the secured parties on any part of the Collateral in accordance with the terms of such agreement. The Collateral so released would no longer secure obligations under the New Notes. See “Description of Notes—Security for the Notes—Collateral Agency Agreement” and “—Security for the Notes.”

As of the date of this prospectus, the trustee is not a party to the Intercreditor Agreement and the note obligations are not secured by the Collateral currently securing the 2019 CQP Credit Facilities.

Upon the occurrence of an event of default, the proceeds from the sale of Collateral may be insufficient to satisfy our obligations under the notes and the Subsidiary Guarantors’ obligations under the Subsidiary Guarantees.

Upon the occurrence of an event of default, if the Security Requirement Period is then in effect, the proceeds from the sale of Collateral may be insufficient to satisfy our obligations under the notes and the Subsidiary Guarantors’ obligations under any Subsidiary Guarantees. No appraisals of any of the Collateral have been prepared in connection with the issuance of the notes or this exchange. Moreover, the amount to be received upon such sale would be dependent upon numerous factors, including market conditions at the time of sale, as well as the timing and manner of the sale. By its nature, all or some of the Collateral will be illiquid and may have no readily ascertainable market value. In addition, some of the Collateral is subject to access rights and agreements with lenders to our subsidiaries. Accordingly, there can be no assurance that the Collateral, if saleable, can be sold in a short period of time.

Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from the Subsidiary Guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary’s guarantee of the New Notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may not have the funds necessary to finance the repurchase of the New Notes in connection with a change of control offer required by the indenture.

Upon the occurrence of a change of control, which is followed by a ratings decline within 90 days of the earlier of the change of control and public notice thereof, the indenture governing the notes will require us to make an offer to repurchase the notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and liquidated damages, if any) to, but not including, the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the New Notes. In addition, restrictions under our 2019 CQP Credit Facilities may not allow us to make a repurchase of the New Notes upon a change of control. If we could not refinance such credit facilities or otherwise obtain a waiver from the lenders thereunder, we would be prohibited from repurchasing the New Notes, which would constitute an event of default under the indenture. Because the definition of change of control under our 2019 CQP Credit Facilities differs from that under the indenture that governs the New Notes, there may be a change of control and resulting default under our 2019 CQP Credit Facilities at a time when no change of control has occurred under the indenture. Please read “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the New Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of New Notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Your right to receive payments under the New Notes will be effectively subordinated to indebtedness secured by our assets.

The New Notes will be effectively subordinated to any secured debt we may incur. In the event of a liquidation, dissolution, reorganization, bankruptcy or similar proceeding involving us or our subsidiaries, such assets that serve as collateral for such other secured debt will be available to satisfy the obligations under such secured debt before any payments are made on the New Notes.

If an active trading market does not develop for the New Notes you may not be able to resell them.

Currently, there is no trading market for the New Notes, and we cannot assure you that an active trading market will develop. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply to list the New Notes on any securities exchange.

The ratings of the New Notes may be lowered or withdrawn.

The ratings address the likelihood of timely payment of the scheduled interest and principal on each scheduled payment date. The ratings do not address the likelihood of payment of any overdue interest, premiums or any other amounts payable in respect of the New Notes or the timeliness of any accelerated principal payments coming due as the result of the occurrence of an event of default. A rating is not a recommendation to buy, sell or hold a note (or beneficial interests therein) and is subject to revision or withdrawal in the future by each rating agency.

Changes in our credit rating could adversely affect the market price or liquidity of the New Notes.

Credit rating agencies continually revise their ratings for the companies that they follow. Credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their initial ratings on the New Notes. A negative change in our ratings could have an adverse effect on the trading price or liquidity of the New Notes.

Our tax treatment depends on our status as a partnership for federal income tax purposes. If the Internal Revenue Service (“IRS”) were to treat us as a corporation for federal income tax purposes, or otherwise subject us to entity-level taxation, it could substantially reduce the amount of cash available for payment of principal and interest on the New Notes.

If we were treated as a corporation for federal income tax purposes, we would be subject to federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 21%, and would likely also be subject to state income tax at varying rates. Treatment of us as a corporation would result in a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to make payments on the New Notes.

Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. Members of Congress frequently propose and consider substantive changes to the existing federal income tax laws that would affect publicly traded partnerships, including proposals that would eliminate our ability to qualify for partnership tax treatment. We are unable to predict whether any such changes or any other proposals will ultimately be enacted. Moreover, any changes to the federal income tax laws and interpretations thereof may or may not be applied retroactively. Any such changes could negatively impact our ability to make payments on the New Notes. At the state level, changes in current state law may subject us to additional entity-level taxation by individual states. Because of state budget deficits and other reasons, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of any such taxes could substantially reduce the cash available to make payments on the New Notes.

If the IRS makes audit adjustments to our income tax returns for tax years beginning after December 31, 2017, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us, in which case our cash available to make payments on the New Notes could be substantially reduced.

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us. To the extent possible under the new rules, our general partner may either pay the taxes (including any applicable penalties and interest) directly to the IRS or, if we are eligible, elect to issue a revised Schedule K-1 to each unitholder with respect to an audited and adjusted return. Although our general partner may elect to have our unitholders and former unitholders take such audit adjustment into account and pay any resulting taxes (including applicable penalties or interest) in accordance with their interests in us during the tax year under audit, there can be no assurance that such election will be practical, permissible or effective in all circumstances. If, as a result of any such audit adjustment, we make payments of taxes, penalties and interest, our cash available to make payments on the New Notes could be substantially reduced.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the Old Notes. We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive, in exchange, outstanding Old Notes in like principal amount. We will cancel all of the Old Notes surrendered in exchange for New Notes in the exchange offer. As a result, the issuance of the New Notes will not result in any increase or decrease in our indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our material outstanding indebtedness. It does not include all of the provisions of our material indebtedness, does not purport to be complete and is qualified in its entirety by reference to the provisions of the instruments and agreements described.

2019 CQP Credit Facilities

We have a $750 million revolving credit facility under the 2019 CQP Credit Facilities. Borrowings under the 2019 CQP Credit Facilities will be used to fund the development and construction of Train 6 of the Liquefaction Project and for general corporate purposes, subject to a sublimit, and the 2019 CQP Credit Facilities are also available for the issuance of letters of credit. As of June 30, 2021, we had $750 million of available commitments and no letters of credit issued or loans outstanding under the 2019 CQP Credit Facilities.

The 2019 CQP Credit Facilities mature on May 29, 2024. Any outstanding balance may be repaid, in whole or in part, at any time without premium or penalty, except for interest rate breakage costs. The 2019 CQP Credit Facilities contain conditions precedent for extensions of credit, as well as customary affirmative and negative covenants, and limit our ability to make restricted payments, including distributions, to once per fiscal quarter and one true-up per fiscal quarter, as long as certain conditions are satisfied.

The 2019 CQP Credit Facilities are unconditionally guaranteed and secured by a first priority lien (subject to permitted encumbrances) on substantially all of our and the Subsidiary Guarantors’ existing and future tangible and intangible assets and rights and equity interests in the Subsidiary Guarantors (except, in each case, for certain excluded properties set forth in the 2019 CQP Credit Facilities).

CQP Senior Notes

We currently have the following series of notes (the “CQP Senior Notes”) outstanding:

•	$1.5 billion of 2029 CQP Senior Notes;

•	$1.5 billion of Old Notes; and

•	$1.2 billion of 2032 CQP Senior Notes.

The CQP Senior Notes are jointly and severally guaranteed by each of our subsidiaries other than SPL and, subject to certain conditions governing its guarantee, Sabine Pass LP. The CQP Senior Notes are governed by the same base indenture (the “CQP Base Indenture”). The 2029 CQP Senior Notes are further governed by the third supplemental indenture, Old Notes are further governed by a fifth supplemental indenture and the 2032 CQP Senior Notes are further governed by a sixth supplemental indenture. The indentures governing the CQP Senior Notes contain terms and events of default and certain covenants that, among other things, limit our ability and the ability of the Subsidiary Guarantors to incur liens and sell assets, enter into transactions with affiliates, enter into sale-leaseback transactions and consolidate, merge or sell, lease or otherwise dispose of all or substantially all of the applicable entity’s properties or assets.

At any time prior to October 1, 2024 for the 2029 CQP Senior Notes, March 1, 2026 for the Old Notes and January 31, 2027 for the 2032 CQP Senior Notes, we may redeem all or a part of the applicable CQP Senior Notes at a redemption price equal to 100% of the aggregate principal amount of the CQP Senior Notes redeemed, plus the “applicable premium” set forth in the respective indentures governing the CQP Senior Notes, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to October 1, 2024 for the 2029 CQP Senior Notes, March 1, 2024 for the Old Notes and January 31, 2025 for the 2032 CQP Senior Notes, we may redeem up to 35%, and in the case of the 2032 CQP Senior Notes, up to 40%, of the aggregate principal amount of the CQP Senior Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at a redemption price equal to 104.5% of the aggregate principal amount of the 2029 CQP Senior Notes, 104.000% of the aggregate principal amount of the Old Notes and 103.25% of the aggregate principal amount of the 2032 CQP Senior Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption. We also may at any time on or after October 1, 2024 through the maturity date of October 1, 2029 for the 2029 CQP Senior Notes, March 1, 2026 through the maturity date of March 1, 2031 for the Old Notes and January 31, 2027 through the maturity date of January 31, 2032 for the 2032 CQP Senior Notes, redeem the CQP Senior Notes, in whole or in part, at the redemption prices set forth in the respective indentures governing the CQP Senior Notes.

The CQP Senior Notes are our senior obligations, ranking equally in right of payment with our other existing and future unsubordinated debt and senior to any of our future subordinated debt. In the event that the aggregate amount of our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors (other than the CQP Senior Notes or any other series of notes issued under the CQP Base Indenture) outstanding at any one time exceeds the greater of (1) $1.5 billion and (2) 10% of net tangible assets, the CQP Senior Notes will be secured to the same extent as such obligations under the 2019 CQP Credit Facilities. The obligations under the 2019 CQP Credit Facilities are secured on a first-priority basis (subject to permitted encumbrances) with liens on substantially all our existing and future tangible and intangible assets and our rights and the rights of the Subsidiary Guarantors and equity interests in the Subsidiary Guarantors (except, in each case, for certain excluded properties set forth in the 2019 CQP Credit Facilities). The liens securing the CQP Senior Notes, if applicable, will be shared equally and ratably (subject to permitted liens) with the holders of other senior secured obligations, which include the 2019 CQP Credit Facilities obligations and any future additional senior secured debt obligations.

The Subsidiary Guarantors’ guarantees are full and unconditional, subject to certain release provisions including (1) the sale, disposition or transfer (by merger, consolidation or otherwise) of the capital stock or all or substantially all of the assets of the Subsidiary Guarantors, (2) upon the liquidation or dissolution of a Guarantor, (3) following the release of a Guarantor from its guarantee obligations and (4) upon the legal defeasance or satisfaction and discharge of obligations under the indenture governing the CQP Senior Notes. In the event of a default in payment of the principal or interest by us, whether at maturity of the CQP Senior Notes or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted against the Subsidiary Guarantors to enforce the guarantee.

The rights of holders of the CQP Senior Notes against the Subsidiary Guarantors may be limited under the U.S. Bankruptcy Code or state fraudulent transfer or conveyance law. Each guarantee contains a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or transfer under U.S. federal or state law. However, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of the Subsidiary Guarantors. Moreover, this provision may not be effective to protect the guarantee from being voided under fraudulent conveyance laws. There is a possibility that the entire guarantee may be set aside, in which case the entire liability may be extinguished.

2020 SPL Working Capital Facility

In March 2020, SPL entered into the 2020 SPL Working Capital Facility with aggregate commitments of $1.2 billion (the “2020 SPL Working Capital Facility”), which replaced the $1.2 billion Amended and Restated SPL Working Capital Facility (the “2015 SPL Working Capital Facility”). The 2020 SPL Working Capital Facility is intended to be used for loans to SPL, swing line loans to SPL and the issuance of letters of credit on behalf of SPL, primarily for (1) the refinancing of the 2015 SPL Working Capital Facility, (2) fees and expenses related to the 2020 SPL Working Capital Facility, (3) SPL and its future subsidiaries’ gas purchase obligations and (4) SPL and certain of its future subsidiaries’ general corporate purposes. SPL may, from time to time, request increases in the commitments under the 2020 SPL Working Capital Facility of up to $800 million. As of June 30, 2021, SPL had $804 million of available commitments, $396 million aggregate amount of issued letters of credit and no outstanding borrowings under the 2020 SPL Working Capital Facility. The 2020 SPL Working Capital Facility matures on March 19, 2025, but may be extended with consent of the lenders.

The 2020 SPL Working Capital Facility provides for mandatory prepayments under customary circumstances.

The 2020 SPL Working Capital Facility contains customary conditions precedent for extensions of credit, as well as customary affirmative and negative covenants. SPL is restricted from making certain distributions under agreements governing its indebtedness generally until, among other requirements, satisfaction of a 12-month forward-looking and backward-looking 1.25:1.00 debt service reserve ratio test. The obligations of SPL under the 2020 SPL Working Capital Facility are secured by substantially all of the assets of SPL as well as a pledge of all of the membership interests in SPL and certain future subsidiaries of SPL on a pari passu basis by a first priority lien with the SPL Senior Notes (as defined below).

SPL Senior Notes

SPL currently has the following senior notes (the “SPL Senior Notes”) outstanding:

•	$1.0 billion of 6.25% Senior Secured Notes due 2022 ;

•	$1.5 billion of 5.625% Senior Secured Notes due 2023;

•	$2.0 billion of 5.75% Senior Secured Notes due 2024;

•	$2.0 billion of 5.625% Senior Secured Notes due 2025;

•	$1.5 billion of 5.875% Senior Secured Notes due 2026 (the “2026 SPL Senior Notes”);

•	$1.5 billion of 5.00% Senior Secured Notes due 2027 (the “2027 SPL Senior Notes”);

•	$1.35 billion of 4.200% Senior Secured Notes due 2028 (the “2028 SPL Senior Notes”);

•	$2.0 billion of 4.500% Senior Notes due 2030 (the “2030 SPL Senior Notes”); and

•	$800 million of 5.00% Senior Secured Notes due 2037 (the “2037 SPL Senior Notes”).

The SPL Senior Notes are governed by a common indenture (the “SPL Indenture”) and the terms of the 2037 SPL Senior Notes are governed by a separate indenture (the “2037 SPL Senior Notes Indenture”). Both the SPL Indenture and the 2037 SPL Senior Notes Indenture contain terms and events of default and certain covenants that, among other things, limit SPL’s ability and the ability of SPL’s restricted subsidiaries to incur additional indebtedness or issue preferred stock, make certain investments or pay dividends or distributions on capital stock or subordinated indebtedness or purchase, redeem or retire capital stock, sell or transfer assets, including capital stock of SPL’s restricted subsidiaries, restrict dividends or other payments by restricted subsidiaries, incur liens, enter into transactions with affiliates, dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of SPL’s assets and enter into certain LNG sales contracts. Subject to permitted liens, the SPL Senior Notes are secured on a pari passu first-priority basis by a security interest in all of the membership interests in SPL and substantially all of SPL’s assets. SPL may not make any distributions until, among other requirements, deposits are made into debt service reserve accounts as required and a debt service coverage ratio test of 1.25:1.00 is satisfied.

At any time prior to three months before the respective dates of maturity for each series of the SPL Senior Notes (except for the 2026 SPL Senior Notes, 2027 SPL Senior Notes, 2028 SPL Senior Notes, 2030 SPL Senior Notes and 2037 SPL Senior Notes, in which case the time period is six months before the respective dates of maturity), SPL may redeem all or part of such series of the SPL Senior Notes at a redemption price equal to the ‘make-whole’ price (except for the 2037 SPL Senior Notes, in which case the redemption price is equal to the “optional redemption” price) set forth in the respective indentures governing the SPL Senior Notes, plus accrued and unpaid interest, if any, to the date of redemption. SPL may also, at any time within three months of the respective maturity dates for each series of the SPL Senior Notes (except for the 2026 SPL Senior Notes, 2027 SPL Senior Notes, 2028 SPL Senior Notes, 2030 SPL Senior Notes and 2037 SPL Senior Notes, in which case the time period is within six months of the respective dates of maturity), redeem all or part of such series of the SPL Senior Notes at a redemption price equal to 100% of the principal amount of such series of the SPL Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

SPL may incur additional indebtedness in the future, including by issuing additional notes, and such indebtedness could be at higher interest rates and have different maturity dates and more restrictive covenants than the current outstanding indebtedness of SPL, including the SPL Senior Notes and the 2020 SPL Working Capital Facility. Semi-annual principal payments for the 2037 SPL Senior Notes are due on March 15 and September 15 of each year beginning September 15, 2025 and are fully amortizing according to a fixed sculpted amortization schedule.

During 2021, SPL entered into a series of note purchase agreements with respect to the private placement of an aggregate of $482 million fixed rate notes due 2037 (the “SPL Private Placement Notes”). The SPL Private Placement Notes will be governed by indentures substantially similar to the indenture governing the other SPL Senior Notes and will rank pari passu with all of SPL’s other senior obligations, including the 2020 SPL Working Capital Facility and the other SPL Senior Notes. SPL intends to issue the SPL Private Placement Notes in the fourth quarter of 2021.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On March 11, 2021, we sold $1.5 billion aggregate principal amount of the Old Notes in a private placement. The Old Notes were sold to the initial purchasers who in turn resold the Old Notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act and to certain non-U.S. persons within the meaning of Regulation S under the Securities Act.

In connection with the sale of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the Old Notes for the New Notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the New Notes in exchange for the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that the New Notes (1) have been registered under the Securities Act and therefore will not be subject to certain transfer restrictions applicable to the Old Notes and (2) will not have registration rights or provide for any liquidated damages related to the obligation to register. Please read “Description of Notes” for more information on the terms of the New Notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the Old Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by DTC, who desires to deliver such Old Notes by book-entry transfer at DTC.

We make no recommendation to the holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the New Notes in the exchange offer in the ordinary course of your business;

•	you do not have, and to your knowledge, no one receiving New Notes from you has, any arrangement or understanding with any person to participate in the distribution of the New Notes;

•	you are not one of our or our Subsidiary Guarantors’ “affiliates,” as defined in Rule 405 of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the New Notes; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes acquired as a result of market-making or other trading activities, you may be a statutory underwriter and will deliver a prospectus in connection with any resale of the New Notes.

Please read “Plan of Distribution.”

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Old Notes that are properly tendered at or before the expiration time and not properly withdrawn as permitted below. As of the date of this prospectus, $1.5 billion aggregate principal amount of the Old Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of Old Notes known to us. Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess of $2,000.

Our acceptance of the tender of Old Notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the New Notes being issued in the exchange offer are the same as the form and terms of the Old Notes except that the New Notes being issued in the exchange offer:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act;

•	will not contain the registration rights contained in the Old Notes; and

•	will not contain the liquidated damages provisions relating to the Old Notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 p.m., New York City time, on                    , 2021. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date at which the exchange offer expires, after any extension by us (if applicable). If we decide to extend the exchange offer period, we will then delay acceptance of any Old Notes by giving oral or written notice of an extension to the holders of Old Notes as described below. During any extension period, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange will be returned promptly to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

A tendering holder must, prior to the expiration time, transmit to The Bank of New York Mellon, the exchange agent, at the address listed below under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if Old Notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

We are not providing for guaranteed delivery procedures, and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the expiration time. If you hold your Old Notes through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the exchange offer a number of days before the expiration time in order for such entity to tender notes on your behalf on or prior to the expiration time. Tenders not completed on or prior to 5:00 p.m., New York City time, on                    , 2021 will be disregarded and of no effect.

In addition, you must:

•	deliver certificates, if any, for the Old Notes to the exchange agent at or before the expiration time; or

•

deliver a timely confirmation of the book-entry transfer of the Old Notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of Old Notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The Old Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the Old Notes must be signed exactly as the name of any registered holder appears on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate or an affiliate of any of our Subsidiary Guarantors, the New Notes are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. Each broker-dealer must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes, and each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No Old Notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all Old Notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent’s account. The tender by a holder of Old Notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not validly tendered or any Old Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of Old Notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

Although we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any Old Notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Old Notes surrendered for exchange are tendered:

•	by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-entry Transfer

The exchange agent will make a request to establish an account for the Old Notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of

Old Notes by causing DTC to transfer those Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time. DTC will verify this acceptance, execute a book-entry transfer of the tendered Old Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of New Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of Old Notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular Old Note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Old Notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all Old Notes properly tendered. We will issue the New Notes promptly after the expiration time. For purposes of an exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each Old Note accepted for exchange, the holder will receive a New Note registered under the Securities Act having a principal amount equal to that of the surrendered Old Note. Under the registration rights agreement, we may be required to make additional payments of interest to the holders of the Old Notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of New Notes for Old Notes will be made only after timely receipt by the exchange agent of:

•	a certificate for the Old Notes, or a timely book-entry confirmation of the Old Notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Old Notes will be returned promptly without expense to the tendering holder of the Old Notes. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged Old Notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Interest Payments on the New Notes

The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes for which they were exchanged, or if interest has not been paid in respect of the Old Notes, then from the date the Old Notes were first issued. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the date the Old Notes were issued or, if interest has already been paid on the Old Notes, the most recent interest payment date on the Old Notes. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, and upon the consummation of the exchange offer, no amount will be paid in respect of previously accrued interest on the Old Notes that are exchanged for New Notes.

Withdrawal Rights

Tender of Old Notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to Old Notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand or overnight by courier at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn, including certificate numbers and principal amount of the Old Notes;

•	contain a statement that the holder is withdrawing its election to have the Old Notes exchanged;

•

other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of the Old Notes in the name of the person withdrawing the tender; and

•	specify the name in which the Old Notes are registered, if different from that of the depositor.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If Old Notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes.

Any Old Notes properly withdrawn will be deemed not to have been validly tendered for exchange. New Notes will not be issued in exchange unless the Old Notes so withdrawn are validly re-tendered.

Properly withdrawn Old Notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the New Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which would reasonably be expected to impair our ability to proceed with such exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities;

•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval is deemed necessary for the consummation of the exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the New Notes, which makes it inadvisable to proceed with the exchange offer, with the acceptance of Old Notes for exchange or with the exchange of Old Notes for New Notes.

If we reasonably determine that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered Old Notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered Old Notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the waiver and the manner of disclosure to the registered holders, we may extend the exchange offer for a period of five business days, if the exchange offer would otherwise expire during the five business day period.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that New Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders of the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the New Notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;

•	the holders are not “affiliates” of ours or of any of our Subsidiary Guarantors within the meaning of Rule 405 under the Securities Act; and

•	the holders are not broker-dealers who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange Old Notes for New Notes will be required to represent that it meets the requirements above.

Any holder who is an affiliate of ours or any of our Subsidiary Guarantors or who intends to participate in the exchange offer for the purpose of distributing New Notes or any broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the Old Notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-

dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of New Notes received in exchange for Old Notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the exchange offer.

In addition, to comply with state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the New Notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of New Notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon

By Hand or Overnight Delivery:

The Bank of New York Mellon

2001 Bryan Street, 10th Floor

Dallas, Texas 75201

Attn: Corporate Trust Operations

TELEPHONE: 1-800-254-2826

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

Consequences of Failure to Exchange Old Notes

Holders who desire to tender their Old Notes in exchange for New Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

Old Notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Old Notes and the existing restrictions on transfer set forth in the legend on the Old Notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of Old Notes, we will have no further obligation to provide for the registration under the Securities Act of such Old Notes. In general, Old Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the Old Notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the Old Notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the New Notes issued in the exchange offer, any Old Notes which remain outstanding after completion of the exchange offer and the previously issued notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs associated with the exchange offer will be expensed as incurred.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF NOTES

In this Description of Notes, the terms “CQP,” “Issuer,” “we,” “us” and “our” refer only to Cheniere Energy Partners, L.P. and not to any of its Subsidiaries or Affiliates. The registered holder of a note (each, a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders have rights under the indenture. You can find the definitions of various terms used in this description under “—Definitions” below.

CQP issued the Old Notes pursuant to an indenture, dated as of September 18, 2017, between CQP and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the fifth supplemental indenture dated March 11, 2021 (collectively, the “indenture”). The terms of the notes include those set forth in the indenture.

The following description is a summary of the material terms of the indenture. It does not, however, restate the indenture in its entirety. You should read the indenture because it contains additional information and because it, and not this description, defines your rights as a Holder. Copies of the indenture have been filed with the SEC and will be made available as set forth below under “Where You Can Find More Information.” The following description also includes a summary of the Guarantors and the Collateral that would secure the notes if a Security Requirement Period was in effect. It does not include a complete summary of the Collateral or the Collateral Documents. Additional information concerning the Collateral and the Collateral Documents is set forth below under the heading “Security for the Notes.” During a Security Requirement Period, the notes would also be subject to the Intercreditor Agreement. See “Description of Intercreditor Agreement.” The Security Requirement Period is not currently in effect and the Collateral will not secure the Note Obligations, as described below under the heading “Security for the Notes.”

General

The notes:

•	are general senior obligations of CQP, ranking equally in right of payment with all other existing and future unsubordinated indebtedness of CQP;

•	rank senior in right of payment to all future subordinated indebtedness of CQP, if any;

•	were issued in an aggregate principal amount of $1.5 billion;

•	mature on March 1, 2031;

•	were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	bear interest at an annual rate of 4.000%;

•	during any Security Requirement Period (as defined below), are secured by a Lien on the Collateral to the extent described below under “—Security for the Notes”;

•	during any Security Requirement Period, effectively rank senior in right of payment to all unsecured indebtedness of CQP to the extent of the value of the Collateral; and

•	are redeemable at any time at our option at the redemption prices described below under “—Optional Redemption.”

The notes constitute a series of debt securities under the indenture. The indenture does not limit the amount of debt securities we may issue under the indenture from time to time in one or more series. We may in the future issue additional debt securities under the indenture in addition to the notes.

Interest

Interest on the notes accrues at an annual rate of 4.000% from and including March 11, 2021. We pay interest on the notes in cash semi-annually in arrears on March 1 and September 1 of each year. We make interest payments to the Holders of record at the close of business on February 15 or August 15, as applicable, before the interest payment date.

Interest on the notes accrues from the most recent date interest has been paid. Interest is computed on the basis of a 360-day year comprising twelve 30-day months. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Methods of Receiving Payments on the Notes

If a Holder of notes has given wire transfer instructions to CQP, CQP will pay all principal, premium, if any, and interest on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar, unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Further Issuances

Subject to compliance with the covenant described below under the caption “—Covenants—Limitation on Liens,” CQP may from time to time, without notice to or consent of the Holders of the notes, create and issue additional notes under the indenture. Such additional notes may have the same terms and conditions as the notes issued on March 11, 2021, except for the issue price, the issue date, the first date from which interest will accrue and, in some cases, the first interest payment date. Additional notes issued in this manner will form a single series with the previously issued and outstanding notes; provided, however, a separate CUSIP or ISIN will be issued for additional notes, unless the notes and additional notes are treated as fungible for U.S. federal income tax purposes.

The indenture also permits CQP to designate the maturity date, interest rate, optional redemption provisions and other terms and conditions applicable to other series of additional notes, which may differ from the terms and conditions applicable to the notes issued on March 11, 2021. Additional notes that differ with respect to maturity date, interest rate, optional redemption provisions, other terms and conditions or otherwise from the notes issued on March 11, 2021 will constitute a different series from the notes offered by this exchange offer.

Paying Agent and Registrar

Initially, the Trustee will act as paying agent and registrar for the notes. We may change the paying agent or registrar for the notes without prior notice to the Holders of the notes, and we or any of the Subsidiaries may act as paying agent or registrar; provided, however, that we will be required to maintain at all times an office or agency in the Borough of Manhattan, The City of New York (which may be an office of the Trustee or an affiliate of the Trustee or the registrar or a co-registrar for the notes) where the notes may be presented for payment and where notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the notes and the indenture may be served. We may also from time to time designate one or more additional offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve us of our obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.

The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the notes, and CQP may require a Holder to pay any taxes and fees required by law or permitted by the indenture. CQP will not be required to transfer or exchange any note (or portion of a note) selected for redemption. In addition, CQP will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

The notes are unconditionally guaranteed by each of CQP’s Subsidiaries in existence on March 11, 2021 (including, for the avoidance of doubt, Sabine Pass LNG, L.P. (“SPLNG”) and Cheniere Creole Trail Pipeline,

L.P.), with the exception of Sabine Pass Liquefaction, LLC (“SPL”) and Sabine Pass LNG-LP, LLC (“SPL Member”). If at any time, any other Subsidiary of CQP (with the exception of SPL and SPL Member) guarantees or becomes a co- obligor with respect to any obligations of CQP in respect of any Material Indebtedness, then CQP will cause such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture to the indenture in a form satisfactory to the Trustee pursuant to which such subsidiary will guarantee all obligations of CQP with respect to the notes on the terms provided for in the indenture. The Subsidiary Guarantees are joint and several obligations of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

The Subsidiary Guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its Subsidiary Guarantee:

•

automatically upon any direct or indirect sale, transfer or other disposition, whether by way of merger or otherwise, to any Person that is not a Subsidiary of CQP, of (a) all of the Capital Stock representing ownership of such Subsidiary Guarantor or (b) all or substantially all the assets of such Subsidiary Guarantor, in each case, if such sale, transfer or other disposition, is made in compliance with the applicable provisions of the indenture;

•	upon the liquidation or dissolution of such Subsidiary Guarantor;

•

following delivery by CQP to the Trustee of an officer’s certificate to the effect that such Subsidiary Guarantor has been released from another guarantee that resulted in the creation of such Subsidiary Guarantee, except in the case of a release by or as a result of payment under such other guarantee; or

•	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the caption “—Defeasance and Discharge.”

If at any time following any release of a Subsidiary from its Subsidiary Guarantee pursuant to the third bullet point in the preceding paragraph, such Subsidiary again guarantees or becomes a co-obligor with respect to any obligations of CQP in respect of any Material Indebtedness, then CQP will cause such Subsidiary to again become a Subsidiary Guarantor by executing and delivering a supplemental indenture to the indenture in a form satisfactory to the Trustee and thus guarantee the notes and all other obligations of CQP under the indenture, in accordance with the terms of the indenture. Also, in the case of SPL Member, upon the occurrence of a Security Requirement Period and provided that SPL Member is a guarantor or co-obligor with respect to any obligations of CQP in respect of any Material Indebtedness, CQP will cause SPL Member to become a Subsidiary Guarantor by executing and delivering a supplemental indenture to the indenture in a form satisfactory to the Trustee and thus guarantee the notes and all other obligations of CQP under the indenture, in accordance with the terms of the indenture.

Ranking

When a Security Requirement Period is not in effect, the notes will be senior obligations of CQP, will be unsecured and:

•

will rank senior in right of payment to all future obligations of CQP that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future senior obligations of CQP that are not so subordinated;

•	will be effectively subordinated to any secured debt of CQP (including under the 2019 Credit Agreement), to the extent of the Collateral securing such debt;

•	will be structurally subordinated to all liabilities and preferred equity of Subsidiaries of CQP that are not Subsidiary Guarantors; and

•	will be guaranteed by each Subsidiary of CQP that is, or in the future is required to become, a Subsidiary Guarantor.

During any Security Requirement Period, the notes will be senior obligations of CQP and will be secured on a first-priority basis by a Lien on the Collateral, subject to certain liens permitted under the indenture, which Lien will be pari passu with the Liens securing the 2019 Credit Agreement and other First Lien Obligations of CQP.

When a Security Requirement Period is not in effect, the notes will be senior obligations of the relevant Subsidiary Guarantor and will be unsecured. During any Security Requirement Period, each Subsidiary Guarantee will be a senior obligation of the relevant Subsidiary Guarantor and will be secured on a first- priority basis by a Lien on the Collateral owned by such Subsidiary Guarantor, subject to certain liens permitted under the indenture, which Lien will be pari passu with the Liens securing the 2019 Credit Agreement and other First Lien Obligations of CQP and will rank senior in right of payment to all future obligations of such Subsidiary Guarantor that are, by their terms, expressly subordinated in right of payment to such Subsidiary Guarantee and pari passu in right of payment with all existing and future senior obligations of such Subsidiary Guarantor that are not so subordinated.

The notes are structurally subordinated to all existing and future obligations, including Indebtedness, of any Subsidiaries of CQP that do not guarantee the notes. Claims of creditors of these Subsidiaries, including trade creditors, generally have priority as to the assets of these Subsidiaries over the claims of CQP and the holders of CQP’s Indebtedness, including the notes. As of June 30, 2021, CQP’s non-guarantor subsidiaries had outstanding approximately $13.7 billion of indebtedness (before unamortized premium, discount and debt issuance costs, net), all of which is structurally senior to the notes. As of June 30, 2021, after giving effect to the CQP Offering, CQP’s non-guarantor subsidiaries would have had approximately $13.3 billion of indebtedness outstanding (before unamortized premium, discount and debt issuance costs, net), all of which is structurally senior to the notes. Furthermore, the notes and each Subsidiary Guarantee are effectively subordinated to any Indebtedness of CQP and the applicable Subsidiary Guarantor secured by liens permitted under the indenture to the extent of the value of the assets securing such Indebtedness (to the extent such liens do not equally and ratably secure the notes).

A Security Requirement Period is currently not in effect, however a Security Requirement Period may be in effect in the future.

Optional Redemption

At any time prior to March 1, 2024, CQP may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price of 104.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings; provided that:

(1)

at least 65% of the aggregate principal amount of the notes issued on the Issue Date (excluding notes held by CQP and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

At any time prior to March 1, 2026, CQP may on any one or more occasions redeem all or a part of the notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding two paragraphs, the notes will not be redeemable at CQP’s option prior to March 1, 2026. CQP is not prohibited, however, from acquiring the notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

On or after March 1, 2026, CQP may on any one or more occasions redeem all or a part of the notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2026	102.000%
2027	101.333%
2028	100.667%
2029 and thereafter	100.000%

Notes called for redemption become due on the redemption date. Notices of redemption will be mailed, or delivered electronically if the notes are held at DTC, at least 10 but not more than 60 days before the redemption date to each Holder of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption on the redemption date. For purposes of determining the redemption price, the following definitions are applicable:

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of such note; or

(2)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of such notes at March 1, 2026 (such redemption prices being set forth in the tables appearing under the caption “—Optional Redemption”) plus (ii) all required remaining scheduled interest payments due on such note through March 1, 2026 (in each case excluding accrued but unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means J.P. Morgan Securities LLC and its successors or, if such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by CQP.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and four additional primary U.S. government securities dealers (each, a “Primary Treasury Dealer”) selected by CQP; provided, however, that if such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer, CQP will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Yield” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi- annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro-rata basis, by lot or by such other manner as the Trustee shall deem fair and appropriate unless otherwise required by law or applicable stock exchange requirements. No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail, or delivered electronically if the notes are held at DTC, at least 10 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed, or delivered electronically if the notes are held at DTC, more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

Any redemption and notice of redemption may, at CQP’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (including to a date later than 60 days after the date on which such notice was mailed or delivered electronically), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied or waived.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose notes will be subject to redemption by CQP.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption, unless CQP defaults in making the redemption payment.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

We may at any time and from time to time purchase notes in the open market or otherwise. We are not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase the notes as described under the captions “—Repurchase at the Option of Holder—Change of Control,” and “—Repurchase at the Option of Holder—Asset Sales.”

Security for the Notes

A Security Requirement Period is currently not in effect. As a result, the Trustee is not a party to the Intercreditor Agreement. If a Security Requirement Period later comes into effect, the Trustee will join as a party to the Intercreditor Agreement or equivalent agreement via a joinder agreement.

Additional First Lien Obligations

To the extent, but only to the extent, permitted by the provisions of the Secured Credit Documents, CQP may incur Additional First Lien Obligations. Any additional class or Series of Additional First Lien Obligations may be secured by Liens on the Collateral that rank pari passu with the Liens securing First Lien Obligations and may be guaranteed by the Subsidiary Guarantors, if any, on a pari passu basis, in each case under and pursuant to the Collateral Documents, if and subject to the condition that the Senior Class Debt Representative with respect to any such class or Series of Additional First Lien Obligations, acting on behalf of the holders of such Series of Additional First Lien Obligations, (1) becomes a party to the Intercreditor Agreement by satisfying the conditions set forth therein and (2) becomes a party to the Collateral Agency Agreement.

Intercreditor Agreement

The Intercreditor Agreement sets forth the relative rights of the holders of First Lien Obligations (including the First Lien Secured Parties in respect of the 2019 Credit Agreement Obligations and, during any Security Requirement Period, the Holders).

The Intercreditor Agreement provides, among other things, (1) that Liens on the Collateral securing the 2019 Credit Agreement Obligations, the Note Obligations (during any Security Requirement Period) and any Additional First Lien Obligations will be pari passu and that all distributions in respect of the Collateral will be shared ratably among the First Lien Secured Parties in respect of the 2019 Credit Agreement, the Holders (during the Security Requirement Period) and the First Lien Secured Parties in respect of any other First Lien Obligations, and (2) for certain procedures for exercising rights and remedies in respect of the Liens on the Collateral.

Pursuant to the terms of the Intercreditor Agreement, so long as the Primary Voting Credit Facilities Obligations remain outstanding, the Collateral Agent (at the instruction of the Designated Senior Class Debt Representative) will determine the time and method by which the security interests in the Collateral will be enforced, provided that the representative of the class of First Lien Obligations (including, for this purpose, the Note Obligations only to the extent the Security Requirement Period is in effect) with the largest principal amount then outstanding (other than the Designated Senior Class Debt Representative) (the “Non-Controlling Agent”) may exercise rights and remedies with respect to the security interests in the Collateral after the passage of a period of 180 days from (1) an event of default under the Secured Credit Document under which such Non-Controlling Agent is the Senior Class Debt Representative and (2) the first date on which the Collateral Agent and each other Senior

Class Debt Representative have received written notice from the Non-Controlling Agent certifying that (x) such Non-Controlling Agent is the Majority Non-Controlling Agent (as defined in the Intercreditor Agreement) and that an event of default under the Secured Credit Document under which such Non-Controlling Agent is the Senior Class Debt Representative has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Agent is the Senior Class Debt Representative are currently due and payable in full and so long as the Collateral Agent (at the instruction of the Designated Senior Class Debt Representative) is not exercising its enforcement rights and remedies with respect to the Collateral and no insolvency or liquidation proceeding has commenced. The Trustee will not be permitted to enforce the security interests and certain other rights related to the notes on the Collateral even if an Event of Default has occurred and the notes have been accelerated except: (1) in any insolvency or liquidation proceeding as necessary to file a proof of claim with respect to the notes and the Guarantees in respect thereof, (2) as described in this paragraph and (3) in certain other limited situations, in each case, during the Security Requirement Period. After the discharge of the Liens securing the Primary Voting Credit Facilities Obligations, the Non-Controlling Agent will determine the time and method by which its Lien in the Collateral will be enforced; provided that the representative of the class of First Lien Obligations (including, for this purpose, the Note Obligations only to the extent the Security Requirement Period is in effect) with the second largest principal amount outstanding (the “Second Non-Controlling Agent”) may exercise rights and remedies with respect to the security interests in the Collateral after the passage of a period of 180 days from (1) an event of default under the Secured Credit Document under which such Second Non-Controlling Agent is the Senior Class Debt Representative and (2) the first date on which the Controlling Agent and each other Senior Class Debt Representative have received written notice from the Second Non-Controlling Agent certifying that (x) such Second Non-Controlling Agent is the Second Majority Non-Controlling Agent (as defined in the Intercreditor Agreement) and that an event of default under the Secured Credit Document under which such Second Non-Controlling Agent is the Senior Class Debt Representative has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Agent is the Senior Class Debt Representative are currently due and payable in full. However, the Second Non-Controlling Agent is only permitted to exercise remedies to the extent that the Collateral Agent (at the instruction of the Controlling Agent) is not exercising its enforcement rights and remedies with respect to the Collateral and no insolvency or liquidation proceeding has commenced.

All proceeds from the exercise of rights and remedies in respect of the Collateral, except for certain proceeds related to cash collateral supporting letters of credit and proceeds of any debt service reserve account established for the benefit of a particular group of First Lien Secured Parties, shall be distributed in the following manner:

FIRST, to the payment of all fees, indemnities, expenses and other amounts owing to the Collateral Agent (in its capacity as such) and to the Senior Class Debt Representatives (in their capacity as such) pursuant to the terms of any Secured Credit Document;

SECOND, to the applicable representatives for application to the payment of holders of Credit Agreement Obligations (including any termination payments and any ordinary course settlement payments under any Permitted Hedging Agreements and/or Commodity Hedge Agreements, holders of the Note Obligations (during the Security Requirement Period) and holders of any other First Lien Obligations, on a pro rata basis, with such proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; and

THIRD, after the discharge of all First Lien Obligations, to CQP and its applicable Subsidiaries or their successors or assigns, as their interests may appear, or otherwise, or as a court of competent jurisdiction may direct.

The indenture provides that the foregoing liquidation waterfall will apply only to, and can be enforced only against, First Lien Secured Parties, and CQP and the applicable Subsidiaries will agree not to enforce the foregoing liquidation waterfall during any period that is not a Security Requirement Period.

Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest (an “Impaired Interest”) that is junior in priority to the security interest of any Series of First Lien Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Series of First Lien Obligations with respect to such Impaired Interest. The Intercreditor Agreement provides that the Collateral Agent’s Liens upon the Collateral will be released: (a) in whole, upon the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement); (b) upon any release, sale or disposition of Collateral permitted by the indenture and the other Secured Credit Documents; (c) as to release of less than all or substantially all of the Collateral, with the consent of the Controlling Agent; and (d) as to a release of all or substantially all of the Collateral, with the consent of the Trustee (during the Security Requirement Period) and each other Senior Class Debt Representative or as is expressly permitted in accordance with all of the Secured Credit Documents.

The Intercreditor Agreement contains a process for effecting such release where CQP must deliver to the Collateral Agent, Trustee (during the Security Requirement Period) and each other Senior Class Debt Representative a certificate requesting such release, stating that the conditions precedent to release, if any, have been complied with (among other certifications), and attaching any form release documents. Upon receipt, the Trustee, if applicable, and each Senior Class Debt Representative has five business days to respond and (1) either confirm to the Collateral Agent that such release is permitted under the indenture (in the case of the Trustee), if applicable, or the applicable Secured Credit Documents (in the case of the other applicable Senior Class Debt Representatives) or (2) send to the Collateral Agent and CQP that such release is not permitted under the indenture (in the case of the Trustee), if applicable, or the applicable Secured Credit Documents (in the case of the other applicable Senior Class Debt Representatives). After receipt of confirmation for such release from the Senior Class Debt Representative (under clause (1) of the foregoing sentence), the Collateral Agent will release such Liens in accordance with the foregoing. The Trustee shall not have any rights pursuant to the foregoing during any period that is not a Security Requirement Period, and the indenture provides that CQP can direct the Trustee to consent during any Security Requirement Period if the release is otherwise permitted under the indenture.

In the event of any release, sale or other disposition of any Collateral permitted pursuant to the terms of the Controlling Agent’s First Lien Secured Debt Instruments that results in the release of the Liens on any Collateral for the benefit of the Controlling Agent (excluding any release, sale or other disposition that is expressly prohibited by the indenture and the Collateral Documents, unless such sale or disposition is consummated in connection with the exercise of the Collateral Agent’s (at the instruction of the Controlling Agent) remedies in respect of Collateral or consummated after the commencement of any insolvency or liquidation proceeding), the Trustee’s Liens, if any, on the Collateral will be automatically released and discharged to the same extent as the Liens for the benefit of the First Lien Secured Parties under the 2019 Credit Agreement, provided that the proceeds of any Collateral realized therefrom will be applied as described above, and the Trustee, if applicable and upon receipt of certain confirmations regarding the adequacy of the applicable releases and satisfaction of conditions related thereto, and instructions with respect to the actions to be taken for such release, will be required to take such actions (and will be deemed to have authorized such actions) as necessary to effect such release.

Under the terms of the Intercreditor Agreement, if the Trustee or the Holders (or the representative in respect of, or any holders of, any other First Lien Obligations) obtain possession of any Collateral or realize any proceeds or payments in respect of the Collateral pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies, at any time prior to the discharge of each of the First Lien Obligations, the applicable representative or any such Holder will be obligated to hold such Collateral, proceeds or payments in trust and apply such proceeds ratably to the Holders (during the Security Requirement Period), holders of the Credit Agreement Obligations and the holders of the Obligations in respect of other First Lien Obligations.

All or a portion of the First Lien Obligations may be refinanced without notice to, or the consent (except as required under any Secured Credit Document) of any First Lien Secured Party of any other Series, without affecting the priorities provided for in the Intercreditor Agreement, so long as the collateral agent of the holders of any such refinancing Indebtedness shall have executed applicable Joinder Documents on behalf of such holders of such refinancing Indebtedness.

If any other Indebtedness is designated as First Lien Obligations and is permitted by the terms of the indenture to be secured by the Collateral, the representatives of the holders of such other Indebtedness will also become a party to the Intercreditor Agreement. The indenture provides that the Intercreditor Agreement may be amended from time to time without the consent of the Holders to, among other things, add representatives of Additional First Lien Obligations.

The Intercreditor Agreement may not be modified without the written consent of CQP if such consent is required by the terms of the Intercreditor Agreement or if the modification would increase the obligations or reduce the rights of CQP or any Subsidiary Guarantor. However, the Collateral Agent may modify the Intercreditor Agreement to the extent necessary to reflect any incurrence of any additional First Lien Obligations in compliance with the 2019 Credit Agreement and any other First Lien Secured Debt Instruments.

Holders will be deemed to have agreed and accepted the terms of the Intercreditor Agreement by their acceptance of the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control Triggering Event occurs, each Holder of notes will have the right to require CQP to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to an offer (“Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, CQP will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of notes on the relevant record date to receive interest, if any, due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, CQP will mail, or deliver electronically if the notes are held at DTC, a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed or electronically delivered, pursuant to the procedures required by the indenture and described in such notice. CQP will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, CQP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, CQP will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by CQP.

The paying agent will promptly mail, or deliver electronically if the notes are held at DTC, to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless CQP defaults in making the Change of Control Payment. CQP will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The provisions described herein that require CQP to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the Holders of the notes to require that CQP repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

CQP will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by CQP and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” all conditions to any such redemption shall have been satisfied or waived, unless and until there is a default in payment of the Change of Control Payment. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for a Change of Control at the time of making the Change of Control Offer. Notes repurchased by CQP pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled, at CQP’s option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes tender and do not withdraw such notes in a Change of Control Offer and CQP, or any third party making a Change of Control Offer in lieu of CQP as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such offer and accordingly, CQP or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

The occurrence of certain change of control events identified in the 2019 Credit Agreement constitutes a default under the 2019 Credit Agreement. Any future Credit Facilities or other agreements relating to the Indebtedness to which CQP becomes a party may contain similar provisions. If a Change of Control Triggering Event were to occur, CQP may not have sufficient available funds to pay the Change of Control Payment for all notes that might be delivered by Holders of notes seeking to accept the Change of Control Offer after first satisfying its obligations under the 2019 Credit Agreement or other agreements relating to Indebtedness, if accelerated. The failure of CQP to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will constitute a Default under the indenture and will otherwise give the Trustee and the Holders of notes the rights described under “— Events of Default and Remedies.” See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—We may not have the funds necessary to finance the repurchase of the New Notes in connection with a change of control offer required by the indenture.”

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of CQP and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require

CQP to repurchase such Holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of CQP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Within 365 days after the receipt of any Net Proceeds by CQP or any Subsidiary Guarantor from an Asset Sale Triggering Event (or within 180 days after such 365 day period in the event CQP or any of its Subsidiaries enters into a binding commitment with respect to such application), CQP or any of its Subsidiaries, as the case may be, may apply an amount equal to such Net Proceeds at its option to:

(1)	reduce (A) First Lien Obligations under the 2019 Credit Agreement or (B) First Lien Obligations of CQP or of a Subsidiary Guarantor;

(2)

permanently repay or reduce other Indebtedness that ranks pari passu in right of payment with the notes (“Pari Passu Debt”); provided, that if CQP shall so reduce any such Pari Passu Debt, CQP shall equally and ratably reduce Obligations under the notes, at CQP’s option, either as provided under the caption “—Optional redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in the following paragraph for an offer to purchase) to all Holders of notes to purchase some or all of their notes at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be paid;

(3)	acquire all or substantially all of the assets of, or acquire capital stock of, another business that, in the case of an acquisition of capital stock, is or becomes a Subsidiary of CQP;

(4)	make capital expenditures;

(5)	pay costs and expenses of designing, engineering, permitting and developing capital projects and improvements or other related costs and expenses;

(6)	acquire other assets that are not classified as current assets under GAAP;

(7)

repay Indebtedness of a Subsidiary that is not a Guarantor (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly and permanently reduce commitments with respect thereto), other than Indebtedness owed to CQP or another Subsidiary; or

(8)	any combination of the foregoing.

Any Net Proceeds from an Asset Sale Triggering Event that are not applied or invested as provided in the prior paragraph and that are held by or distributed to CQP or a Subsidiary Guarantor will constitute “Excess Proceeds.” If, as of the first day of any calendar month after the period referred to above, the aggregate amount of Excess Proceeds exceeds $150 million, CQP must commence, not later than the 30th day of such month, and consummate an offer to purchase, from the Holders, the maximum principal amount of notes that may be purchased out of the Excess Proceeds (pro rata with any other senior indebtedness of CQP or any Subsidiary Guarantors that shall have a similar offer to purchase or redemption requirement). The offer price in any such offer to purchase will be equal to 100% of the principal amount (or accreted value, if applicable) of the notes plus accrued and unpaid interest, if any (the “Asset Sale Payment”), to but excluding the date of purchase (the “Asset Sale Payment Date”), subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date, and will be payable in cash. To the extent that any Excess Proceeds remain after consummation of an offer to purchase pursuant to this covenant, CQP or any of its Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of the notes (and other senior indebtedness) tendered into such offer to purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes to be purchased on a pro rata basis. Upon completion of each offer to purchase, the amount of Excess Proceeds will be reset at zero.

CQP will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes pursuant to an offer to purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, CQP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

On the Asset Sale Payment Date, CQP will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the offer to purchase;

(2)	deposit with the paying agent an amount equal to the Asset Sale Payment in respect of all notes or portions of notes properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by CQP.

Covenants

Limitations on Liens

CQP will not, nor will it permit any Subsidiary Guarantor to, create, assume or incur any Lien (other than any Permitted Lien) upon any Principal Property, whether owned on the Issue Date or thereafter acquired, to secure any Indebtedness of CQP or a Subsidiary Guarantor if after giving pro forma effect to such creation, assumption or incurrence and the application of the proceeds thereof, the outstanding principal amount of all such Indebtedness (other than the notes and any other series of notes issued under the indenture) secured by a Lien on any Principal Property, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (3), inclusive, of the first paragraph under the caption “—Covenants—Restriction on Sale-Leasebacks”), is at any time in excess of, the greater of $1.5 billion and 10% of Net Tangible Assets, unless, contemporaneously with the creation, assumption or incurrence of such Lien, effective provisions are made whereby all of the outstanding notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the notes to at least the same extent such Subordinated Indebtedness is subordinate to the notes or a Subsidiary Guarantee, as the case may be).

Restriction on Sale-Leasebacks

CQP will not, and will not permit any Subsidiary Guarantor to, engage in the sale or transfer by CQP or any Subsidiary Guarantor of any Principal Property to a Person (other than CQP or a Subsidiary Guarantor) and the taking back by CQP or such Subsidiary Guarantor, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1)

such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2)	the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or

(3)

CQP or such Subsidiary Guarantor, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of CQP or any Subsidiary Guarantor that is not Subordinated Indebtedness, or (b) the purchase of Principal Property used or to be used in the ordinary course of business of CQP or the Subsidiaries.

Notwithstanding the foregoing, CQP may, and may permit any Subsidiary Guarantor to, effect any Sale-Leaseback Transaction that is not permitted by clauses (1) through (3), inclusive, of the preceding paragraph; provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate amount of outstanding Indebtedness secured by liens upon Principal Properties (other than Permitted Liens), does not exceed the greater of (x) $1.5 billion and (y) 10.0% of Net Tangible Assets.

Limitation on Transactions with Affiliates

CQP will not, and will not cause or permit any Subsidiary to, directly or indirectly, enter into any transaction that is otherwise permitted hereunder with or for the benefit of an Affiliate (including guarantees and assumptions of obligation of an Affiliate) (each an “Affiliate Transaction”) involving aggregate payments or consideration with respect to a single transaction or a series of related transactions, in excess of $50.0 million, unless:

(1)

the Affiliate Transaction is on terms that are no less favorable to CQP or the relevant Subsidiary than those that would have been obtained in a comparable arm’s-length transaction with independent parties, or, if there is no comparable arm’s length transaction, then on terms that are reasonably determined by a majority of independent members of the Board of Directors of the General Partner (or if the General Partner has no independent directors, by a majority of the directors or managers, as applicable) to be fair and reasonable; and

(2)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, CQP delivers to the Trustee a resolution of the Board of Directors of the General Partner set forth in an officer’s certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) of this covenant and that such Affiliate Transaction has been approved by a majority of independent members of the Board of Directors of the General Partner.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)

any employment agreement, equity award, equity option or equity appreciation agreement or plan or any similar arrangement entered into by CQP or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among CQP and/or its Subsidiary Guarantors;

(3)	transactions between or among non-guarantor Subsidiaries;

(4)	transactions with a Person that is an Affiliate of CQP solely because CQP owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(5)	any issuance of Equity Interests (other than Disqualified Equity) of CQP to Affiliates of CQP;

(6)

customary compensation, indemnification and other benefits made available to officers, directors or employees of CQP, a Subsidiary of CQP or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7)

in the case of contracts for purchase, gathering, processing, sale, transportation and marketing of crude oil, natural gas, LNG, condensate and natural gas liquids, hedging agreements, and production handling, operating, construction, terminalling, storage, lease, facilities sharing, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by CQP or any of its Subsidiaries and third parties, or if neither CQP nor any of its Subsidiaries has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the General Partner, or in the case of processing, facilities sharing, use or similar agreements, that the terms of such agreement provide for the recovery of at least the incremental operation and maintenance expenses associated with operations pursuant to such agreement;

(8)

transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to CQP and its Subsidiaries than the agreement or arrangement in existence on the Issue Date;

(9)	subordinated Indebtedness between or among CQP, any of its Subsidiaries and/or any of their Affiliates;

(10)	transactions or agreements required by applicable law;

(11)

transactions between Subsidiaries and Affiliates in connection with sales or purchases of products or services; provided that such transactions comply with any other restrictions on transactions with Affiliates that are applicable to such Subsidiaries and have been approved by a governing body or committee of such Subsidiary;

(12)

transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to CQP and its Subsidiaries than those that would have been obtained in a comparable transaction by CQP or such Subsidiary with an unrelated person, in the good faith determination of the Board of Directors of the General Partner or any officer of CQP involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Consolidation or Sale of Assets;”

(14)

any transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of CQP or any Subsidiary if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of CQP or such Subsidiary; and

(15)	any investment by CQP or a Subsidiary Guarantor in SPL or any Project Finance Subsidiary.

Reports

Regardless of whether required by the rules and regulations of the SEC, so long as any notes are outstanding, CQP will file with the SEC for public availability, within 15 days of the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if CQP were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if CQP were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on CQP’s consolidated financial statements by CQP’s certified independent accountants.

If, at any time, CQP is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, CQP will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. CQP will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept CQP’s filings for any reason, CQP will post the reports referred to in the preceding paragraphs on its website on a password-protected basis for availability solely for Holders within the time periods that would apply if CQP were required to file those reports with the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

Merger, Consolidation or Sale of Assets

CQP may not: (x) consolidate or merge with or into another Person (regardless of whether CQP is the surviving Person); or (y) directly or indirectly sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1)

the Person formed by or resulting from any such consolidation or merger or to which such assets have been sold, leased, assigned, transferred, conveyed or otherwise disposed of (the “Successor Company”) is CQP or expressly assumes by supplemental indenture all of CQP’s obligations and liabilities under the indenture, the notes and any other Note Documents;

(2)	the Successor Company is organized under the laws of the United States, any state or commonwealth within the United States, or the District of Columbia;

(3)	immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing;

(4)

CQP has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, lease, assignment, transfer, conveyance or other disposition complies with the indenture and all conditions precedent provided for in the Indenture relating to such transaction have been complied with; and

(5)	if the transaction takes place during a Security Requirement Period, Collateral owned by or transferred to the Successor Company shall:

(a)	continue to constitute Collateral under the indenture and the Collateral Documents;

(b)	be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the notes; and

(c)	not be subject to any Lien other than Permitted Liens.

The Successor Company will be substituted for CQP in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the Successor Company may exercise the rights and powers of CQP under the indenture.

If CQP sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, it will be released from all liabilities and obligations under the indenture and under the notes except that no such release will occur in the case of a lease of all or substantially all of its assets. Notwithstanding the foregoing, this “Merger, Consolidation or Sale of Assets” covenant will not apply to: (1) a merger or consolidation of CQP with an Affiliate solely for the purpose of (i) organizing CQP in another jurisdiction within, or (ii) converting CQP into a corporation governed by the laws of, the United States, any state or commonwealth within the United States, or the District of Columbia; or (2) any merger or consolidation, or any sale, lease, assignment, transfer, conveyance or other disposition of assets between or among CQP and the Subsidiary Guarantors.

An event described in clause (y) above shall be subject to the provisions described under the caption “Merger, Consolidation or Sale of Assets” and shall not constitute an Event of Default if CQP fails to comply with its obligations described under the caption “Repurchase at the Option of Holder—Change of Control.”

Subject to certain limitations described in the indenture governing release of a Guarantee, no Subsidiary Guarantor will, and CQP will not permit any Subsidiary Guarantor to (x) consolidate or merge with or into another Person (regardless of whether such Subsidiary Guarantor is the surviving Person); or (y) directly or indirectly sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(A) (1)

the Person formed by or resulting from any such consolidation or merger or to which such assets have been sold, leased, assigned, transferred, conveyed or otherwise disposed of (the “Successor Person”) is the Subsidiary Guarantor or expressly assumes by supplemental indenture all of the Subsidiary Guarantor’s obligations and liabilities under the indenture, the Guarantees and any other Note Documents;

(2)	the Successor Person is organized under the laws of the United States, any state or commonwealth within the United States, or the District of Columbia;

(3)	immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing;

(4)	CQP has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture; and

(5)	if the transaction takes place during a Security Requirement Period, Collateral owned by or transferred to the Successor Person shall:

(a)	continue to constitute Collateral under the indenture and the Collateral Documents;

(b)	be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes; and

(c)	not be subject to any Lien other than Permitted Liens; or

(B)	the transaction is effected in compliance with the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales.”

The Successor Person will be substituted for the Subsidiary Guarantor in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the Successor Person may exercise the rights and powers of the Subsidiary Guarantor under the indenture.

If the Subsidiary Guarantor sells, assigns, transfers, conveys or otherwise disposes all or substantially all of its assets, it will be released from all liabilities and obligations under the indenture and under the guarantees except that no such release will occur in the case of a lease of all or substantially all of its assets. Notwithstanding the foregoing, this “Merger, Consolidation or Sale of Assets” covenant will not apply to: (1) a merger or consolidation of a Subsidiary Guarantor with an Affiliate solely for the purpose of organizing such Subsidiary Guarantor in another jurisdiction within the United States of America; or (2) any merger or consolidation, or any sale, lease, assignment, transfer, conveyance, or other disposition of assets between or among CQP and the Subsidiary Guarantors.

Events of Default and Remedies

Each of the following is an Event of Default under the indenture with respect to the notes:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment of principal or premium, if any, on the notes when due and payable at their stated maturity, upon redemption, by declaration upon required repurchase or otherwise;

(3)

failure by CQP to comply with any of its agreements or covenants described above under “—Covenants—Merger, Consolidation or Sale of Assets,” or in respect of its obligations to make or consummate a purchase of notes when required pursuant to the provisions described under the caption “Repurchase at the Option of Noteholders;”

(4)

failure by CQP to comply with its other covenants or agreements in the indenture applicable to the notes for 60 days after written notice of default given by the Trustee or the Holders of at least 33 1/3% in aggregate principal amount of the outstanding notes;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CQP or any Subsidiary other than a Project Finance Subsidiary (or the payment of which is guaranteed by CQP or any of its Subsidiaries other than a Project Finance Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) and (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more;

(6)

failure by CQP or any of its Subsidiaries other than a Project Finance Subsidiary to pay final and nonappealable judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)

certain events of bankruptcy, insolvency or reorganization of CQP or any of its Significant Subsidiaries or any group of Subsidiaries of CQP that, taken together, would constitute a Significant Subsidiary;

(8)

except as permitted by the indenture, any Subsidiary Guarantee by a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

(9)

during any Security Requirement Period, any security interest and Lien purported to be created by any Collateral Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $100.0 million (A) shall fail to be in full force and effect, or to give the Collateral Agent, for the benefit of the Holders of the notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the indenture and the Collateral Documents)) in favor of the Collateral Agent, and such failure shall continue for a period of 30 days after notice by the Trustee or by Holders of at least 33 1/3% of the aggregate principal amount of the notes then outstanding, or (B) shall be asserted by CQP or any Subsidiary Guarantor to not be, a valid, perfected, first-priority (except as otherwise expressly provided in the indenture and the Collateral Documents) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Collateral Documents.

An Event of Default for the notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture, and an Event of Default for any such other series of debt securities does not necessarily constitute an Event of Default for the notes. Further, an event of default under other indebtedness of CQP or its Subsidiaries does not necessarily constitute a Default or an Event of Default for the notes. If an Event of Default (other than an Event of Default described in clause (7) above with respect to CQP) with respect to the notes occurs and is continuing, the Trustee by notice to CQP, or the Holders of at least 33 1/3% in principal amount of the outstanding notes by notice to CQP and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the notes to be due and payable.

Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. The indenture provides that if an Event of Default described in clause (7) above occurs with respect to CQP, the principal of and accrued and unpaid interest on the notes will become and be immediately due and payable without any declaration of acceleration, notice or other act on the part of the Trustee or any Holders of notes. However, the effect of such provision may be limited by applicable law. The Holders of a majority in principal amount of the outstanding notes may, by written notice to the Trustee, rescind any acceleration with respect to the notes and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to the notes, other than the nonpayment of the principal of and interest on the notes that have become due solely by such acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the Trustee if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders of notes, unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any cost, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder of notes may pursue any remedy with respect to the indenture or the notes, unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default with respect to the notes is continuing;

(2)	Holders of at least 33 1/3% in principal amount of the outstanding notes have requested in writing that the Trustee pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of notes or that would involve the Trustee in personal liability.

The indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the notes occurs and is continuing and written notice of which is received by a responsible trust office of the Trustee, the Trustee must mail, or deliver electronically if the notes are held at DTC, to each Holder of notes notice of the Default within 90 days after it has knowledge thereof.

Except in the case of a Default in the payment of principal of or interest on the notes, the Trustee may withhold such notice, but only if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders of notes. In addition, CQP is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate as to compliance with all covenants under the indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. CQP also is required to deliver to the Trustee, within 30 days after the occurrence thereof, an officer’s certificate specifying any Default or Event of Default, its status and what action CQP is taking or proposes to take in respect thereof.

Authorization of Actions to Be Taken

Each Holder of notes, by its acceptance thereof, is deemed to have consented and agreed to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the indenture, to have authorized and directed the Collateral Agent and Trustee to enter into the Collateral Documents to which it is a party, and to have authorized and empowered the Trustee and the Collateral Agent to bind the Holders and other holders of First Lien Obligations as set forth in the Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the indenture or the Collateral Documents.

Amendments and Waivers

Except as otherwise provided below, amendments of the indenture, the notes or the Collateral Documents may be made by CQP and the Trustee with the written consent of the Holders of a majority in principal amount of the debt securities then issued and outstanding of CQP (including consents obtained in connection with a tender offer or exchange offer for notes).

However, without the consent of each Holder of an affected note, no amendment may, among other things:

(1)	reduce the percentage in principal amount of notes whose Holders must consent to an amendment;

(2)	reduce the rate of or change the time for payment of interest on any note;

(3)	reduce the principal of or extend the stated maturity of any note;

(4)

reduce the premium payable upon the redemption of any note as described above under “—Optional Redemption;” provided, however, that any purchase or repurchase of notes, including pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” shall not be deemed a redemption of the notes;

(5)	make any notes payable in money other than U.S. dollars;

(6)

impair the right of any Holder to receive payment of the principal of and premium, if any, and interest on such Holder’s note or to institute suit for the enforcement of any payment on or with respect to such Holder’s note; or

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

Furthermore, during the Security Requirement Period, without the consent of the Holders of at least two-thirds in principal amount of the notes then outstanding, an amendment or waiver may not make any change in any Collateral Document or the provisions in the indenture dealing with the Collateral or the Collateral Documents or the application of trust proceeds of the Collateral in any case that would release all or substantially all of the Collateral from the Liens of the Collateral Documents (except as permitted by the terms of the indenture and the Collateral Documents) or change or alter the priority of the security interests in the Collateral.

The Holders of a majority in principal amount of the outstanding notes may waive compliance by CQP with certain restrictive covenants on behalf of all Holders of notes, including those described under “—Covenants—Limitations on Liens” and “—Covenants—Restriction on Sale-Leasebacks.” The Holders of a majority in principal amount of the outstanding notes, on behalf of all such Holders, may waive any past or existing Default or Event of Default with respect to the notes (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a Default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the indenture cannot be modified or amended without the consent of the Holder of each outstanding note affected. A waiver by the Holders of notes of any series of compliance with a covenant, a Default or an Event of Default will not constitute a waiver of compliance with such covenant or such Default or Event of Default with respect to any other series of debt securities issued under the indenture to which such covenant, Default or Event of Default applies.

Without the consent of any Holder of notes, CQP and the Trustee may amend the indenture or the notes to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor of the obligations of CQP under the indenture and the notes;

(3)	provide for uncertificated notes in addition to or in place of certificated notes;

(4)	establish any Subsidiary Guarantee or to reflect the release of any Subsidiary Guarantor from obligations in respect of its Subsidiary Guarantee, in either case, as provided in the indenture;

(5)	secure the notes or any Subsidiary Guarantee;

(6)	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7)	add to the covenants of CQP or any Subsidiary Guarantor for the benefit of the Holders of notes or surrender any right or power conferred upon CQP or any Subsidiary Guarantor;

(8)	add any additional Events of Default with respect to the notes;

(9)

make any change that does not adversely affect the rights under the indenture of any Holder of notes in any material respect (as determined in good faith by any officer of CQP involved in or otherwise familiar with such change);

(10)

conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes, as certified by an officer’s certificate delivered to the Trustee;

(11)	provide for the issuance of additional notes in accordance with the indenture;

(12)	to add a Subsidiary Guarantor or co-obligor under the indenture or to release a Subsidiary Guarantor in accordance with the terms of the indenture;

(13)	provide for a successor Trustee in accordance with the provisions of the indenture; and

(14)

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes; provided, however, that any such action does not adversely affect the interest of the Holders of notes of such series or any other series of notes in any respect;

During any time when the Trustee is party to the Collateral Documents, without the consent of any Holder of notes, CQP or the Trustee may amend the Collateral Documents to:

(1)

in the case of the Collateral Agency Agreement, in order to subject the security interests in the Collateral in respect of any Additional First Lien Obligations and Credit Agreement Obligations to the terms of the Collateral Agency Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted under the indenture;

(2)	confirm and evidence the release, termination or discharge of any Lien securing the notes when such release, termination or discharge is permitted by the indenture or the Collateral Documents; and

(3)	with respect to any Collateral Document, to the extent such amendment is reasonably necessary to comply with the terms of the Collateral Agency Agreement.

For the avoidance of doubt, during any time where a Security Requirement Period is not in effect or the Trustee is not party to the Collateral Documents, CQP may amend the Collateral Documents without the consent of any Holder of notes or the Trustee.

The consent of the Holders of notes is not necessary under the indenture, the notes or the Collateral Documents to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the Holders of the notes under the indenture becomes effective, CQP is required to mail, or deliver electronically if the notes are held at DTC, to all Holders of notes a notice briefly describing such amendment. However, the failure to give such notice to all such Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

CQP may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“legal defeasance”) except for:

(1)	the rights of Holders of outstanding notes to receive payments in respect of the principal of or interest on such notes when such payments are due from the trust referred to below;

(2)

CQP’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and CQP’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)	the legal defeasance provisions of the indenture.

CQP at any time may terminate its obligations under the covenants described under “—Covenants” (other than “Merger, Consolidation or Sale of Assets”) (“covenant defeasance”). CQP may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If CQP exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. In the event covenant defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3), (4), (5), (8) and (9) under the caption “—Events of Default and Remedies” and the Event of Default described under clause (7) under the caption “—Events of Default and Remedies” (but only with respect to Subsidiaries of CQP), in each case, will no longer constitute an Event of Default.

If CQP exercises its legal defeasance option, any security that may have been granted with respect to the notes will be released.

In order to exercise either defeasance option, CQP must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof sufficient, without reinvestment, as confirmed by a letter from a nationally recognized firm of independent public accountants in the form of an agreed-upon procedures letter in its then customary form, to satisfy and discharge, for the payment of principal, premium, if any, and interest on the notes to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, Holders of the notes would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their notes until maturity. Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the notes at the time of their stated maturity, if CQP exercises its covenant defeasance option for the notes and the notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. CQP would remain liable for such payments, however.

In addition, CQP may discharge all its obligations under the indenture with respect to the notes, other than its obligation to register the transfer of and exchange notes, provided that either:

(1)	it delivers all outstanding notes to the Trustee for cancellation; or

(2)

all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption or are to be called for redemption under arrangements satisfactory to the Trustee within one year, and in the case of this bullet point, it has deposited with the Trustee in trust an amount of cash sufficient, without reinvestment, to pay and discharge the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date.

Book-Entry System

The New Notes, like the Old Notes, will be represented by one or more permanent global notes in registered form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for notes in certificated form under certain circumstances. See “—Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. CQP takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised CQP that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised CQP that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, CQP and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes.

Consequently, neither CQP, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised CQP that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or CQP. Neither CQP nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and CQP and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised CQP that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.

However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither CQP nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)

DTC (a) notifies CQP that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case CQP fails to appoint a successor depositary;

(2)

CQP, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised CQP that, in such event, under its current practices, DTC would notify its Participants of CQP’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC Participant); or

(3)	there will have occurred and be continuing an Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to the notes.

Same Day Settlement and Payment

CQP will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global

Note holder. CQP will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. CQP expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised CQP that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Concerning the Trustee

The indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after a Default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the Holders of notes unless they have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities it may incur.

The Bank of New York Mellon is the Trustee under the indenture and has been appointed by CQP as registrar and paying agent with regard to the notes. The Trustee’s address is 500 Ross Street, 12th Floor, Pittsburgh, PA 15262. The Trustee and its affiliates maintain commercial banking and other relationships with CQP.

Non-Recourse to the General Partners; No Personal Liability of Officers, Directors, Employees or Partners

None of Cheniere Energy Partners GP, LLC, our general partner, its directors, officers, employees and partners nor the limited partners of CQP have any personal liability for our obligations under the indenture or the notes. Each Holder of notes, by accepting a note, waived and released all such liability. The waiver and release were each a part of the consideration for the issuance of the notes.

Separateness

Each Holder of notes, by accepting a note, is deemed to have acknowledged and affirmed (i) the separateness of any non-guarantor Subsidiary from CQP, (ii) that it has purchased the notes from CQP in reliance upon the separateness of such non-guarantor Subsidiary from CQP, (iii) that each such Subsidiary may have assets and liabilities that are separate from those of CQP, (iv) that the Note Obligations have not been guaranteed by such non-guarantor Subsidiaries or any of their respective Subsidiaries and (v) that, except as other Persons may expressly assume or guarantee any of the Note Documents or Note Obligations, the Holders shall look solely to the property and assets of CQP and the Subsidiary Guarantors, and any property pledged as Collateral with respect to the Note Documents, for the repayment of any amounts payable under any Note Document or the notes and for satisfaction of the Note Obligations and that none of the non-guarantor Subsidiaries or any of their respective Subsidiaries shall be personally liable to the Holders for any amounts payable, or any other Note Obligation, under the Note Documents.

Governing Law

The indenture and the notes are governed by the laws of the State of New York. The Collateral Agency Agreement is governed by the laws of the State of New York.

Definitions

“2019 Credit Agreement” means, that certain Credit and Guaranty Agreement, dated May 29, 2019, by and among CQP, the subsidiary guarantors from time to time party thereto, the lenders party thereto from time to time, and MUFG Bank, Ltd. as administrative agent, as it may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Additional Agent” means the administrative agent and/or trustee (as applicable) or any other similar agent, representative or Person under any Additional First Lien Debt Facility, in each case, together with its successors and permitted assigns in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures whose Senior Class Debt Representative has become a party to the Intercreditor Agreement in accordance therewith, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that the 2019 Credit Agreement shall not constitute an Additional First Lien Debt Facility at any time.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of and interest (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Parties” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by CQP or any Subsidiary Guarantor under any related Additional First Lien Documents.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under direct or indirect common control with” have correlative meanings.

“Asset Sale” means:

(1)

the sale, lease, conveyance or other disposition of any assets or properties of CQP or any Subsidiary Guarantor (including the sale by CQP or any Subsidiary Guarantor of Equity Interests in any of CQP’s Subsidiaries, but excluding the sale of directors’ qualifying shares or shares required to be owned by other persons pursuant to applicable law and excluding any sale by CQP of CQP’s equity securities or incentive distribution rights); provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets (including by merger or consolidation) of CQP or a Subsidiary Guarantor will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holder—Change of Control” and/or the provisions described above under the caption “—Covenants—Merger, Consolidation or Sale of Assets” (other than under clause (B) of the fifth paragraph under the caption “—Covenants—Merger, Consolidation or Sale of Assets”) and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of CQP’s Subsidiaries (but for greater certainty excluding any issuance of Equity Interests by CQP).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $100.0 million;

(2)	(i) a transfer of properties or assets between or among CQP and the Subsidiary Guarantors or (ii) a transfer of properties or assets among non-guarantor Subsidiaries;

(3)

an issuance or sale of Equity Interests by a Subsidiary of CQP to CQP or to a Subsidiary of CQP; provided that if the Subsidiary effecting such issuance or sale is a Subsidiary Guarantor, the issuance or sale is to CQP or a Subsidiary Guarantor;

(4)

the sale or lease of products, services or accounts receivable, or other properties or assets in the ordinary course of business, including the sale or other disposition of cool-down gas, excess retainage gas and LNG or natural gas or other commercial products (and options to purchase any of the foregoing) in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6)	the grant in the ordinary course of business of a non-exclusive license of patents, trade secrets, trademarks, registrations therefor, know how or other similar intellectual property;

(7)

any trade or exchange by CQP or any Subsidiary of CQP of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of Equity Interests of a Subsidiary of CQP in exchange for assets or properties and after which the Subsidiary whose Equity Interests have been so disposed of continues to be a Subsidiary, provided that the Fair Market Value of the properties or assets traded or exchanged by CQP or such Subsidiary (together with any cash or Cash Equivalents and liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents and liabilities assumed) to be received by CQP or such Subsidiary; and provided further that any cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holder—Asset Sales;”

(8)	the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “—Covenants—Liens,” and any disposition in connection with a Permitted Lien;

(9)	dispositions in compliance with any applicable court or governmental order;

(10)	the settlement, release, waiver or surrender of contract, tort or other claims in the ordinary course of business;

(11)	the sale of liquefaction and other services in the ordinary course of business;

(12)	the sale of any LNG and related commercial products related to additional liquefaction trains developed by CQP; and

(13)	any single transaction or series of related transactions pursuant to the terms of an agreement existing on the Issue Date.

“Asset Sale Triggering Event” means the occurrence of both an Asset Sale and a Rating Decline with respect to the notes.

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)

with respect to a limited liability company, the managing member or members or any controlling committee of managers or members thereof or any board or committee serving a similar management function; and

(4)	with respect to any other Person, the individual, board or committee of such Person serving a management function similar to those described in clauses (1), (2) or (3) of this definition.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act), other than an entity owned directly or indirectly by the partners of CQP in substantially the same proportion as their ownership interests in CQP prior to such transaction, becomes the beneficial owner (as such term is used in Section 13(d) of the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the Voting Stock of CQP or the General Partner (or their respective successors by merger, consolidation or purchase of all or substantially all of their respective assets);

(2)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of CQP and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) of the Exchange Act); or

(3)	the adoption of a plan relating to the liquidation or dissolution of CQP or the removal of the general partner by the limited partners of CQP;

provided that a Change of Control shall be deemed to exclude transactions where (i) on a pro forma basis, Cheniere Energy, Inc. (“CEI”) retains greater than 50% control of the voting power of the Voting Stock of the General Partner, (ii) CEI is the surviving entity as a result of a corporate re-organization and combination of CQP into CEI, (iii) CQP is the surviving entity as a result of a corporate reorganization and combination of CEI into CQP (including any such reorganization the result of which CQP ceases to be a limited partnership) where on a pro forma basis, the equityholders of CEI and CQP (prior to such reorganization or combination) collectively retain greater than 50% control of the voting power of the Voting Stock of (A) the General Partner if CQP is a limited partnership, (B) the managing member if CQP is a member-managed limited liability company or (C) CQP if CQP is a corporation or a manager-managed limited liability company, and (iv) following the conversion of CQP into a corporation, on a pro forma basis, CEI retains greater than 50% control of the voting power of the Voting Stock of CQP.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the notes.

“Code” means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated with respect thereto.

“Collateral” means all assets and properties subject to Liens created pursuant to any Collateral Document to secure one or more Series of First Lien Obligations (other than (i) any cash or cash equivalents collateralizing letter of credit obligations under the Credit Facilities, (ii) proceeds of an event requiring a mandatory prepayment under the 2019 Credit Agreement) or (iii) any cash or cash equivalents (x) collateralizing letters of credit obligations under, or (y) deposited in a debt service reserve account relating to, in each case, other Series of First Lien Obligations.

“Collateral Agency Agreement” means the Collateral Agency Appointment Agreement, dated as of May 29, 2019, by and among CQP, the subsidiary guarantors party thereto, the Credit Agreement Administrative Agent, the Collateral Agent and the other secured debt representatives party thereto, as it may be amended from time to time.

“Collateral Agent” means, MUFG Union Bank, N.A., as Collateral Agent under the Collateral Agency Agreement and its successors and permitted assigns thereunder.

“Collateral Documents” means:

(1)	the Pledge and Security Agreement;

(2)	the Multiple Indebtedness Mortgage, Assignment of Leases and Rents and Security Agreement;

(3)	the Collateral Agency Agreement;

(4)	the Intercreditor Agreement; and

(5)

each of the security agreements, uncertificated security control agreements, financing statements, deposit account control agreements and other instruments executed and delivered by CQP or any Subsidiary Guarantor pursuant to the 2019 Credit Agreement, the indenture or any other Additional First Lien Documents for purposes of providing collateral security or credit support for any First Lien Obligation;

as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time.

“Commodity Hedge Agreement” means (i) any agreement (including each confirmation entered into pursuant to any master agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward, gas or power purchase and sale agreement, fuel purchase and sale agreement, tolling agreement and capacity purchase agreement, and (ii) except to the extent entered into for the purposes of satisfying the requirements of the Sabine Pass LNG terminal or the Creole Trail Pipeline and not for speculative purposes, any emissions credit purchase or sale agreement, power transmission agreement, fuel transmission agreement, fuel storage agreement, netting agreement or similar agreement, in each case entered into in respect of any commodity, including any agreement providing for credit support for any of the foregoing, in all cases whether settled financially or physically, in each case that is secured by a first lien.

“Commodity Hedge Counterparty” means any Person that is, as of the date of the applicable Commodity Hedge Agreement, (a) (i) a commercial bank, insurance company or other similar financial institution or any Affiliate thereof, or (ii) a public utility and (b) in the business of selling, marketing, purchasing or distributing natural gas, ancillary services or other fuel.

“Commodity Hedge First Lien Obligations” means, with respect to any Commodity Hedge Agreement and any related guaranty (but without duplication), (a) the outstanding amount due and owing by CQP or any Subsidiary Guarantor to the relevant Commodity Hedge Counterparty thereunder and (b) without duplication, any and all other obligations of CQP or any Subsidiary Guarantor of any kind thereunder, whether fixed or contingent, matured or unmatured.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlling Agent” means the “Controlling Agent” as defined in the Intercreditor Agreement.

“Credit Agreement Administrative Agent” means MUFG Bank, Ltd., as administrative agent for the 2019 Credit Agreement Secured Parties, in such capacity and together with its successors and permitted assigns.

“Credit Agreement Obligations” means the “Obligations” as defined in the 2019 Credit Agreement.

“Credit Agreement Secured Parties” means, with respect to the 2019 Credit Agreement, the holders of the Credit Agreement Obligations, the Credit Agreement Administrative Agent, any other agent or similar Person therefor under the 2019 Credit Agreement and the beneficiaries of each indemnification obligation undertaken by CQP or any Subsidiary Guarantor under the 2019 Credit Agreement.

“Credit Facilities” means one or more debt facilities of CQP or any Subsidiary Guarantor (which may be outstanding at the same time and including, without limitation, the 2019 Credit Agreement) with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of CQP as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements, any successor or replacement agreement or agreements or any indenture or successor or replacement indenture and whether by the same or any other agent, lender, group of lenders or investors.

“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Class Debt Representative” means the Senior Class Debt Representative designated by the holders of a majority of the principal amount of the Primary Voting Credit Facilities Obligations. As of the date of this prospectus, the Designated Senior Class Debt Representative is the Credit Agreement Administrative Agent.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature (other than pursuant to a change of control or asset sale prepayment offer provision).

“Dollars” and “$” means lawful money of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private issuance and sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by CQP after the date of the indenture. Notwithstanding the foregoing, the term “Equity Offering” shall not include:

(1)	any issuance and sale with respect to common stock registered on Form S-4, Form F-4 or Form S-8; or

(2)	any issuance and sale to any Subsidiary of CQP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“First Lien Obligations” means the Obligations under the 2019 Credit Agreement, the Note Obligations (during any Security Requirement Period), any Additional First Lien Obligations, any Commodity Hedge First Lien Obligations and any Permitted Hedge First Lien Obligations.

“First Lien Secured Debt Instruments” means (i) the 2019 Credit Agreement and (ii) each Additional First Lien Debt Facility.

“First Lien Secured Parties” means (i) the Collateral Agent, (ii) the 2019 Credit Agreement Secured Parties, (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations,

(iv) any Qualified Interest Rate Hedging Counterparties party to a Permitted Hedging Agreement and their Secured Hedge Representatives and (v) any Commodity Hedge Counterparties party to any Commodity Hedge Agreement and their Secured Hedge Representatives, in the case of clauses (iv) and (v), to the extent the applicable Secured Hedge Representative has executed and delivered the applicable Joinder Documents and in each case, except to the extent such Persons withdraw from the Intercreditor Agreement in accordance with the terms thereof.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis and set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Partner” means Cheniere Energy Partners GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of CQP or as the business entity with the ultimate authority to manage the business and operations of CQP.

“Hedging Contract” means (1) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (2) any option, futures or forward contract traded on an exchange, and (3) any other derivative agreement or other similar agreement or arrangement.

“Hedging Obligations” of any Person means the obligations of such Person under any Hedging Contract.

“Indebtedness” means, with respect to any Person, any obligation created or assumed by such Person for the repayment of borrowed money or any guarantee thereof, if and to the extent such obligation would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of May 29, 2019, among CQP, each subsidiary guarantor party thereto, the Credit Agreement Administrative Agent, the Collateral Agent and the other Senior Class Debt Representatives referred to therein, as it may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Issue Date” means the first date on which notes were issued under the indenture.

“Joinder Documents” means (a) a supplement to the Intercreditor Agreement required to be delivered by an Additional Agent, Commodity Hedge Counterparty or Qualified Interest Rate Hedging Counterparty to the Controlling Agent and Collateral Agent pursuant to the Intercreditor Agreement and (b) a supplement to the Collateral Agency Agreement required to be delivered by an Additional Agent, Commodity Hedge Counterparty or Qualified Interest Rate Hedging Counterparty to the Controlling Agent and Collateral Agent pursuant to the Collateral Agency Agreement, in each case, in order to establish an additional Series of First Lien Obligations and become First Lien Secured Parties under the Intercreditor Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or similar encumbrance in, on, or of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LNG” means natural gas in a liquid state at or below its boiling point at a pressure of approximately one atmosphere.

“Material Indebtedness” means Indebtedness of CQP for borrowed money in the outstanding aggregate principal amount of $100.0 million or more.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiple Indebtedness Mortgage, Assignment of Leases and Rents and Security Agreement” means the Multiple Indebtedness Mortgage, Assignment of Leases and Rents and Security Agreement, dated May 29, 2019, entered into between Sabine Pass LNG, L.P. and the Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by CQP or any of its Subsidiary Guarantors in respect of any Asset Sale (including any cash and Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)

the direct costs relating to such Asset Sale, including legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)

in the case of any Asset Sale by a Subsidiary, payments to holders of Equity Interests in such Subsidiary in such capacity (other than such Equity Interests held by CQP or any Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds to CQP or any Subsidiary;

(4)

amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness except to the extent resulting in a permanent reduction in availability of such Indebtedness under a Credit Facility, secured by a Lien on the properties or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale, and

(5)

any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by CQP or any of its Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to CQP or its Subsidiaries from such escrow arrangement, as the case may be;

provided, that, for purposes of this definition, the following will be deemed to be cash or Cash Equivalents:

(1)

any liabilities, as shown on CQP’s or any Subsidiary Guarantor’s most recent consolidated balance sheet or in the footnotes thereto (or as would be shown on CQP’s or such Subsidiary Guarantor’s consolidated balance sheet as of the date of such Asset Sale) of CQP or any Subsidiary Guarantor (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the notes or any Subsidiary Guarantor’s guarantee of the notes), that are (i) assumed by the transferee of any such assets pursuant to a written novation agreement or other similar agreement that releases CQP or such Subsidiary Guarantor from further liability with respect thereto or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to CQP or a Subsidiary Guarantor);

(2)	any securities, notes or other obligations or assets received by CQP or a Subsidiary Guarantor from such transferee or in connection with such Asset Sale that are converted by CQP or such Subsidiary

Guarantor into cash within 90 days of their receipt to the extent of the cash received in that conversion; and

(3)

Indebtedness of any Subsidiary Guarantor that ceases to be a Subsidiary Guarantor as a result of such Asset Sale (other than intercompany debt owed to CQP or a Subsidiary), to the extent that CQP and each other Subsidiary Guarantor are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale.

“Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of CQP and its Subsidiaries (including, without limitation, any assets consisting of equity securities or equity interests in any other entity) after deducting therefrom:

(1)

all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2)	the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets;

all as prepared in accordance with GAAP and set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of CQP and its Subsidiaries for CQP’s most recently completed fiscal quarter for which financial statements are available.

“Non-Recourse Indebtedness” means Indebtedness as to which neither CQP nor any of its Subsidiary Guarantors is directly or indirectly liable (as a guarantor or otherwise), other than pledges of the equity of any Person that is not a Subsidiary Guarantor to secure such Non-Recourse Indebtedness of such Person.

“Note Documents” means the indenture, the notes and the Collateral Documents.

“Note Obligations” means all Obligations of CQP and the Subsidiary Guarantors under the Note Documents.

“notes” means the notes issued under the indenture on the Issue Date and any additional notes issued under the indenture after the Issue Date in accordance with the terms of the indenture.

“Obligations” means any principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligors” means CQP and each Subsidiary Guarantor, if any, and any other Person who is liable for any of the First Lien Obligations.

“Permitted Hedging Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, in each case, that is secured by a first lien, each of which is for the purpose of hedging the interest rate exposure associated with CQP and the Subsidiary Guarantor’s operations, not for speculative purposes and entered into by CQP with a Qualified Interest Rate Hedging Counterparty.

“Permitted Hedging First Lien Obligations” means, with respect to any Permitted Hedging Agreement and any related guaranty (but without duplication), (a) the outstanding amount due and owing by CQP or any Subsidiary Guarantor to the relevant Qualified Interest Rate Hedging Counterparty thereunder and (b) without duplication, any and all other obligations of CQP or any Subsidiary Guarantor of any kind thereunder, whether fixed or contingent, matured or unmatured.

“Permitted Liens” means at any time:

(1)

any Lien existing on any property prior to the acquisition thereof by CQP or any Subsidiary Guarantor or existing on any property of any Person that becomes a Subsidiary Guarantor after the Issue Date prior to the time such Person becomes a Subsidiary Guarantor; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary Guarantor, as the case may be, (ii) such Lien shall not apply to any other property of CQP or any Subsidiary Guarantor and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary Guarantor, as the case may be;

(2)	any Lien on any real or personal tangible property securing Purchase Money Indebtedness incurred by CQP or any Subsidiary Guarantor;

(3)

any Lien securing Indebtedness incurred in connection with extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements), in whole or in part, of Indebtedness secured by Liens referred to in clauses (1) or (2) above or (5) below; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets (including replacements or proceeds thereof) covered by the Lien extended, renewed, refinanced, refunded or replaced and that the Indebtedness secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of CQP or the Subsidiary Guarantors (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(4)	any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of CQP or any Subsidiary Guarantor;

(5)	Liens in favor of the Collateral Agent granted pursuant to the Collateral Documents securing the First Lien Obligations;

(6)	Liens securing Hedging Obligations not entered into for speculative purposes and letters of credit entered into in the ordinary course of business;

(7)

Banker’s liens, rights of setoff and other similar Liens that are customary in the banking industry and existing solely with respect to cash and other amounts on deposit in one or more accounts (including securities and cash management arrangements) maintained by CQP or its Subsidiaries;

(8)

Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and Liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction; and

(9)

Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which CQP or the applicable Subsidiary has not exhausted its appellate rights.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of May 29, 2019, among CQP, each other Grantor referred to therein and the Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Primary Voting Credit Facilities Obligations” means (a) the Credit Agreement Obligations and (b) any Additional First Lien Obligations outstanding under any Additional First Lien Documents incurred pursuant to commercial bank and/or institutional investor Indebtedness facilities that are designated by CQP as “Primary Voting Credit Facilities Obligations” pursuant to the Joinder Documents applicable to such Additional First Lien Obligations.

“Principal Property” any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) owned by CQP or any Subsidiary Guarantor and used primarily for manufacturing, processing, research, warehousing or distribution, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Net Tangible Assets, other than any such facility (or portion thereof) that CQP reasonably determines is not material to the business of CQP and its Subsidiaries, taken as a whole.

“Project Finance Subsidiary” means any special purpose Subsidiary of CQP that (a) CQP designates as a “Project Finance Subsidiary” by written notice to the Trustee and is formed for the sole purpose of (x) developing, financing and operating the infrastructure and capital projects of such Subsidiary or (y) owning or financing any such Subsidiary described in clause (x), (b) has no Indebtedness other than Non-Recourse Indebtedness, (c) is a Person with respect to which neither CQP nor any of the Subsidiary Guarantors has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly provided credit support for any Indebtedness of CQP or any of the Subsidiary Guarantors. SPL may not be designated as Project Finance Subsidiary.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person, that is incurred to finance the acquisition, construction, installation or improvement of any real or personal tangible property (including Capital Stock but only to the extent of the tangible assets in such Subsidiary being acquired) used or useful in the business of such Person and its Subsidiaries and that is incurred concurrently with, or within one year following, such acquisition, construction, installation or improvement.

“Qualified Interest Rate Hedging Counterparty” means each Person permitted to be a counterparty to a Permitted Hedging Agreement in accordance with the First Lien Secured Debt Instruments.

“Rating Decline” means, with respect to any Change of Control or Asset Sale, the occurrence of:

(1)

during the occurrence and continuance of any period in which CQP has two or more ratings equal to or greater than (x) Baa3 by Moody’s, (y) BBB- by S&P and (z) BBB- by Fitch (or, if any of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the U.S. Securities and Exchange Commission) (such period, an “Investment Grade Period”), a ratings downgrade which results in CQP no longer having two such ratings of at least BBB- or Baa3, as applicable, or

(2)

during any period which is not an Investment Grade Period, a ratings downgrade of CQP by any two of (x) Moody’s, (y) S&P and (z) Fitch (or, if any of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the U.S. Securities and Exchange Commission);

provided, however, that in each case such decrease occurs on, or within 90 days after the earlier of (a) such Change of Control or Asset Sale, as applicable, (b) the date of public notice of the occurrence of such Change of Control or Asset Sale, as applicable or (c) public notice of the intention by CQP to effect such Change of Control or Asset Sale, as applicable (which period shall be extended so long as the rating of the notes is under publicly announced consideration for downgrade by any two of Moody’s, S&P or Fitch); and provided, further, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control or Asset Sale, as applicable, (and thus will disregarded in determining whether a Rating Decline has occurred for purposes of the definition of Change of Control Triggering Event or Asset Sale Triggering Event) if the Rating Agencies making the reduction in rating do not announce or publicly confirm or inform the Trustee in writing at CQP’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control or Asset Sale, as applicable (whether or not the applicable Change of Control or Asset Sale, as applicable, has occurred at the time of the Rating Decline).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Credit Document” means (i) the 2019 Credit Agreement and each other Financing Document (as defined in the 2019 Credit Agreement), (ii) each Additional First Lien Document, (iii) each Commodity Hedge Agreement and (iv) each Permitted Hedging Agreement.

“Secured Hedge Representative” means the Person designated as such for a Permitted Hedging Agreement or Commodity Hedge Agreement, as the case may be.

“Senior Notes Parties” means, collectively, the Trustee, the Collateral Agent, each other agent, the Holders of the notes, in each case, under the indenture.

“Senior Class Debt Representative” means, (a) with respect to the Credit Agreement Obligations, the Credit Agreement Administrative Agent, (b) with respect to the indenture, the Trustee, (c) with respect to any Additional First Lien Debt Facility, the Additional Agent representing such Additional First Lien Debt Facility pursuant to the Additional First Lien Documents applicable to such Additional First Lien Debt Facility that becomes a party to the Intercreditor Agreement, (d) with respect to any Permitted Hedging Agreement, the Secured Hedge Representative representing the applicable Qualified Interest Rate Hedging Counterparty that becomes a party to the Intercreditor Agreement and (e) with respect to any Commodity Hedge Agreement, the Secured Hedge Representative representing the applicable Commodity Hedge Counterparty that becomes a party to the Intercreditor Agreement, in each case, except to the extent such Persons withdraw from the Intercreditor Agreement in accordance with the terms thereof.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) during the Security Requirement Period, the Senior Notes Parties and (iii) the Additional First Lien Secured Parties whose Additional Agent has become a Senior Class Debt Representative under the Intercreditor Agreement and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) during the Security Requirement Period, the Note Obligations, (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Documents, are to be represented under the Intercreditor Agreement by a Senior Class Debt Representative (in its capacity as such for such Additional First Lien Obligations), (iv) the Commodity Hedge First Lien Obligations incurred pursuant to any Commodity Hedge Agreement, which pursuant to any Joinder Documents, are to be represented under the Intercreditor Agreement by a Senior Class Debt Representative (in its capacity as such for such Commodity Hedge First Lien Obligations) and (v) the Permitted Hedging First Lien Obligations incurred pursuant to any Permitted Hedging Agreement, which pursuant to any Joinder Documents, are to be represented under the Intercreditor Agreement by a Senior Class Debt Representative (in its capacity as such for such Permitted Hedging First Lien Obligations).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of CQP or a Subsidiary Guarantor that is contractually subordinated in right of payment, in any respect (by its terms or the terms of any document or instrument relating thereto), to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means each guarantee of the obligations of CQP under the indenture and the notes by a Subsidiary of CQP in accordance with the provisions of the indenture.

“Subsidiary Guarantor” means each Subsidiary of CQP that guarantees the notes pursuant to the terms of the indenture but only so long as such Subsidiary is a guarantor with respect to the notes on the terms provided for in the indenture.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion of the material U.S. federal income tax considerations relevant to the exchange of New Notes for Old Notes pursuant to the exchange offer does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of New Notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, such as banks, financial institutions, U.S. expatriates, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, partnerships or other pass-through entities, persons whose functional currency is not the U.S. dollar, tax-exempt organizations, real estate investment trusts, persons subject to the alternative minimum tax and persons holding the notes as part of a “wash sale,” “straddle,” “hedge,” “conversion transaction” or other integrated transaction for tax purposes may be subject to special rules not discussed below. Moreover, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax consequences. This summary applies only to a holder that holds such Old Notes as a capital asset within the meaning of Section 1221 of the Code.

We believe that the exchange of New Notes for Old Notes pursuant to the exchange offer should not be a taxable exchange for U.S. federal income tax purposes. Accordingly, (1) a holder should not recognize any taxable gain or loss as a result of the exchange of such holder’s notes; (2) the holding period of the New Notes received should include the holding period of the Old Notes exchanged therefor; and (3) the adjusted tax basis of the New Notes received should be the same as the adjusted tax basis of the Old Notes exchanged therefor immediately before such exchange.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s Old Notes for New Notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax consequences.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. CQP and the Subsidiary Guarantors have agreed that, for a period of 180 days after the expiration date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                    , 2021, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

CQP and the Subsidiary Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date CQP and the Subsidiary Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. CQP and the Subsidiary Guarantors have agreed to pay all reasonable expenses incident to the exchange offer (including the reasonable expenses of one counsel for the Holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes offered hereby and certain other matters relating to this exchange offer will be passed upon for us by Sidley Austin LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Cheniere Energy Partners, L.P. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases.

CHENIERE ENERGY PARTNERS, L.P.

Offer to exchange up to $1,500,000,000 of

4.000% Senior Notes due 2031

(CUSIP No. 16411Q AK7)

that have been registered under the Securities Act of 1933

for

$1,500,000,000 of 4.000% Senior Notes due 2031

(CUSIP Nos. 16411Q AH4 and U16353 AD3)

that have not been registered under the Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK

CITY TIME, ON                     , 2021, UNLESS WE EXTEND IT

PROSPECTUS

The date of this prospectus is                    , 2021.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 20. Indemnification of Directors and Officers

Indemnification of Directors and Officers of Cheniere Energy Partners, L.P.

Cheniere Energy Partners, L.P. will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Cheniere Energy Partners GP, LLC has also entered into indemnification agreements with all of its directors and elected officers. The indemnification agreements provide that Cheniere Energy Partners GP, LLC will indemnify these officers and directors to the fullest extent permitted by its certificate of formation, third amended and restated limited liability company agreement, and applicable law. The indemnification agreements also provide that these officers and directors will be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement. Cheniere Energy Partners GP, LLC maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification by the Registrant Guarantors

Cheniere Energy Investments, LLC (“CEI”)

CEI’s limited liability company agreement provides that CEI will generally indemnify officers and managers of CEI against all losses, claims, damages or similar events. CEI’s limited liability company agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in CEI’s limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act (the “LLC Act”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Sabine Pass LNG-GP, LLC (“SPLGP”)

SPLGP’s limited liability company agreement provides that SPLGP will generally indemnify officers and managers of SPLGP against all losses, claims, damages or similar events. SPLGP’s limited liability company agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in SPLGP’s limited liability company agreement, Section 18-108 of the LLC Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Sabine Pass LNG, L.P. (“SPLNG”)

Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The fifth amended and restated agreement of limited partnership of SPLNG provides that SPLNG will exculpate and indemnify (including advancement of all defense expenses in the event of threatened or asserted claims) its general partner, Sabine Pass LNG-GP, Inc. (and any affiliate, officer, director, partner, employee, trustee and agent of the general partner) to the fullest extent permitted by law; provided, however, that SPLNG shall not exculpate or indemnify the general partner for conduct.

Sabine Pass Tug Services, LLC (“SPTS”)

SPTS’s limited liability company agreement provides that SPTS will generally indemnify officers and managers of SPTS against all losses, claims, damages or similar events. SPTS’s limited liability company agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in SPTS’s limited liability company agreement, Section 18-108 of the LLC Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Cheniere Pipeline GP Interests, LLC (“CCTP GP”)

CCTP GP’s limited liability company agreement provides that CCTP GP will generally indemnify officers and managers of CCTP GP against all losses, claims, damages or similar events. CCTP GP’s limited liability company agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in CCTP GP’s limited liability company agreement, Section 18-108 of the LLC Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Cheniere Creole Trail Pipeline, L.P. (“CCTP”)

CCTP’s limited partnership agreement provides that CCTP will generally indemnify officers and managers of CCTP GP against all losses, claims, damages or similar events. CCTP’s limited partnership agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in CCTP’s limited partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Cheniere Energy Partners, L.P. (Incorporated by reference to Exhibit 3.1 to the Partnership’s Registration Statement on Form S-1 (SEC File No. 333-139572), filed on December 21, 2006)

3.2	Fourth Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P., dated as of February 14, 2017 (Incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on February 21, 2017)

3.3	Certificate of Formation of Cheniere Energy Partners GP, LLC (Incorporated by reference to Exhibit 3.3 to the Partnership’s Registration Statement on Form S-1 (SEC File No. 333-139572), filed on December 21, 2006)

3.4	Third Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners GP, LLC, dated as of August 9, 2012 (Incorporated by reference to Exhibit 3.2 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on August 9, 2012)

3.5	Certificate of Formation of Cheniere Energy Investments, LLC (Incorporated by reference to Exhibit 3.5 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

Exhibit No.	Description

3.6	Amended and Restated Limited Liability Company Agreement of Cheniere Energy Investments, LLC (Incorporated by reference to Exhibit 3.6 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.7	Certificate of Formation of Sabine Pass LNG-GP, LLC (Incorporated by reference to Exhibit 3.7 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.8	Limited Liability Company Agreement of Sabine Pass LNG-GP, LLC (Incorporated by reference to Exhibit 3.8 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.9	First Amendment to Limited Liability Company Agreement of Sabine Pass LNG-GP, LLC (Incorporated by reference to Exhibit 3.9 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.10	Certificate of Limited Partnership of Sabine Pass LNG, L.P. (Incorporated by reference to Exhibit 3.1 to SPLNG’s Registration Statement on Form S-4 (SEC File No. 333-138916), filed on November 22, 2006)

3.11	Sixth Amended and Restated Agreement of Limited Partnership of Sabine Pass LNG, L.P. (Incorporated by reference to Exhibit 3.1 to SPLNG’s Quarterly Report on Form 10-Q (SEC File No. 333-138916), filed on August 6, 2010)

3.12	Certificate of Formation of Sabine Pass Tug Services, LLC (Incorporated by reference to Exhibit 3.15 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.13	Amended and Restated Limited Liability Company Agreement of Sabine Pass Tug Services, LLC (Incorporated by reference to Exhibit 3.16 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.14	First Amendment to Amended and Restated Limited Liability Company Agreement of Sabine Pass Tug Services, LLC (Incorporated by reference to Exhibit 3.17 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.15	Certificate of Limited Partnership of Cheniere Creole Trail Pipeline, L.P. (Incorporated by reference to Exhibit 3.18 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.16	Agreement of Limited Partnership of Cheniere Creole Trail Pipeline, L.P. (Incorporated by reference to Exhibit 3.19 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.17	First Amendment to Agreement of Limited Partnership of Cheniere Creole Trail Pipeline, L.P. (Incorporated by reference to Exhibit 3.20 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.18	Second Amendment to Agreement of Limited Partnership of Cheniere Creole Trail Pipeline, L.P. (Incorporated by reference to Exhibit 3.21 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.19	Third Amendment to Agreement of Limited Partnership of Cheniere Creole Trail Pipeline, L.P. (Incorporated by reference to Exhibit 3.22 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.20	Certificate of Formation of Cheniere Pipeline GP Interests, LLC (Incorporated by reference to Exhibit 3.23 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

Exhibit No.	Description

3.21	Amended and Restated Limited Liability Company Agreement of Cheniere Pipeline GP Interests, LLC (Incorporated by reference to Exhibit 3.24 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

3.22	First Amendment to Amended and Restated Limited Liability Company Agreement of Cheniere Pipeline GP Interests, LLC (Incorporated by reference to Exhibit 3.25 to Cheniere Energy Partners, L.P.’s Registration Statement on Form S-4 (SEC File No. 333-225684), filed on June 15, 2018)

4.1	Indenture, dated as of February 1, 2013, by and among SPL, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on February 4, 2013)

4.2	First Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.1.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on April 16, 2013)

4.3	Second Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.1.2 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on April 16, 2013)

4.4	Form of 5.625% Senior Secured Note due 2023 (Included as Exhibit A-1 to Exhibit 4.3 above)

4.5	Third Supplemental Indenture, dated as of November 25, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on November 25, 2013)

4.6	Form of 6.25% Senior Secured Note due 2022 (Included as Exhibit A-1 to Exhibit 4.5 above)

4.7	Fourth Supplemental Indenture, dated as of May 20, 2014, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on May 22, 2014)

4.8	Form of 5.750% Senior Secured Note due 2024 (Included as Exhibit A-1 to Exhibit 4.7 above)

4.9	Fifth Supplemental Indenture, dated as of May 20, 2014, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.2 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on May 22, 2014)

4.10	Form of 5.625% Senior Secured Note due 2023 (Included as Exhibit A-1 to Exhibit 4.9 above)

4.11	Sixth Supplemental Indenture, dated as of March 3, 2015, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on March 3, 2015)

4.12	Form of 5.625% Senior Secured Note due 2025 (Included as Exhibit A-1 to Exhibit 4.11 above)

4.13	Seventh Supplemental Indenture, dated as of June 14, 2016, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on June 14, 2016)

4.14	Form of 5.875% Senior Secured Note due 2026 (Included as Exhibit A-1 to Exhibit 4.13 above)

4.15	Eighth Supplemental Indenture, dated as of September 19, 2016, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 23, 2016)

Exhibit No.	Description

4.16	Ninth Supplemental Indenture, dated as of September 23, 2016, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.2 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 23, 2016)

4.17	Form of 5.00% Senior Secured Note due 2027 (Included as Exhibit A-1 to Exhibit 4.16 above)

4.18	Tenth Supplemental Indenture, dated as of March 6, 2017, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on March 6, 2017)

4.19	Form of 4.200% Senior Secured Note due 2028 (Included as Exhibit A-1 to Exhibit 4.18 above)

4.20	Indenture, dated as of February 24, 2017, between Sabine Pass Liquefaction, LLC, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on February 24, 2017)

4.21	Form of 5.00% Senior Secured Note due 2037 (Included as Exhibit A-1 to Exhibit 4.20 above)

4.22	Indenture, dated as of September 18, 2017, between Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 18, 2017)

4.23	Second Supplemental Indenture, dated as of September 11, 2018, among Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 12, 2018)

4.25	Third Supplemental Indenture, dated as of September 12, 2019, among Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 12, 2019)

4.26	Form of 4.500% Senior Secured Notes due 2029 (Included as Exhibit A-1 to Exhibit 4.25 above)

4.27	Eleventh Supplemental Indenture, dated as of May 8, 2020, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on May 8, 2020

4.28	Form of 4.500% Senior Secured Notes due 2030 (Included as Exhibit A-1 to Exhibit 4.27 above)

4.29	Fourth Supplemental Indenture, dated as of November 5, 2020, between Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Form 10-Q (SEC File No. 001-33366), filed on November 6, 2020)

4.30	Fifth Supplemental Indenture, dated as of March 11, 2021, among Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on March 11, 2021)

4.31	Form of 4.000% Senior Notes due 2031 (Included as Exhibit A-1 to Exhibit 4.30 above)

4.32	Registration Rights Agreement, dated as of March 11, 2021, among Cheniere Energy Partners, L.P., the guarantors party thereto and J.P. Morgan Securities LLC (Incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on March 11, 2021)

Exhibit No.	Description

4.33	Sixth Supplemental Indenture, dated as of September 27, 2021, among Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 27, 2021

4.34	Form of 3.25% Senior Notes due 2032 (Included as Exhibit A-1 to Exhibit 4.33 above)

4.35	Seventh Supplemental Indenture, dated as of September 27, 2021, among Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (Incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K (SEC File No. 001-33366), filed on October 1, 2021

5.1*	Opinion of Sidley Austin LLP regarding the validity of the New Notes

21.1	Subsidiaries of Cheniere Energy Partners, L.P. (Incorporated by reference to Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K (SEC File No. 001-33366), filed on February 24, 2021)

23.1*	Consent of KPMG LLP

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature pages hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1

99.1*	Form of Letter of Transmittal with respect to the Exchange Offer

99.2*	Form of Letter to the Depository Trust Company Participants regarding the Exchange Offer

99.3*	Form of Letter to Beneficial Owners regarding the Exchange Offer

*	Filed herewith.
(b)	Financial Statement Schedule.

Not applicable.

Item 22. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining liability of the registrant under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC, its general partner

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis and Leonard E. Travis, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 8, 2021.

Signature	Title

/s/ Jack A. Fusco Jack A. Fusco	President and Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

/s/ Zach Davis Zach Davis	Senior Vice President and Chief Financial Officer, Director (Principal Financial Officer)

/s/ Leonard E. Travis Leonard E. Travis	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ James R. Ball James R. Ball	Director

/s/ Eric Bensaude Eric Bensaude	Director

/s/ Lon McCain Lon McCain	Director

Signature	Title

/s/ Mark Murski Mark Murski	Director

/s/ Vincent Pagano, Jr. Vincent Pagano, Jr.	Director

/s/ Scott Peak Scott Peak	Director

/s/ Oliver G. Richard, III Oliver G. Richard, III	Director

/s/ Matthew Runkle Matthew Runkle	Director

/s/ Aaron Stephenson Aaron Stephenson	Director

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

CHENIERE ENERGY INVESTMENTS, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 8, 2021.

Signature	Title

/s/ Zach Davis Zach Davis	President and Chief Financial Officer (Principal Executive Officer and Financial Officer)

/s/ Leonard E. Travis Leonard E. Travis	Chief Accounting Officer (Principal Accounting Officer)

CHENIERE ENERGY PARTNERS, L.P., its sole member

By:	Cheniere Energy Partners GP, LLC, its general partner

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

SABINE PASS LNG-GP, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 8, 2021.

Signature	Title

/s/ Jack A. Fusco Jack A. Fusco	President and Chief Executive Officer (Principal Executive Officer)

/s/ Zach Davis Zach Davis	Chief Financial Officer (Principal Financial Officer)

/s/ Leonard E. Travis Leonard E. Travis	Chief Accounting Officer (Principal Accounting Officer)

CHENIERE ENERGY INVESTMENTS, LLC, its sole member

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG-GP, LLC its general partner

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 8, 2021.

Signature	Title

/s/ Jack A. Fusco Jack A. Fusco	President and Chief Executive Officer (Principal Executive Officer)

/s/ Zach Davis Zach Davis	Chief Financial Officer (Principal Financial Officer)

/s/ Leonard E. Travis Leonard E. Travis	Chief Accounting Officer (Principal Accounting Officer)

SABINE PASS LNG-GP, LLC

By:	CHENIERE ENERGY INVESTMENTS, LLC, its sole member

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

SABINE PASS TUG SERVICES, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 8, 2021.

Signature	Title

/s/ Jack A. Fusco Jack A. Fusco	Chief Executive Officer (Principal Executive Officer)

/s/ Zach Davis Zach Davis	Chief Financial Officer (Principal Financial Officer)

/s/ Leonard E. Travis Leonard E. Travis	Chief Accounting Officer (Principal Accounting Officer)

SABINE PASS LNG, L.P., its sole member

By:	Sabine Pass LNG-GP, LLC, its general partner

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

CHENIERE CREOLE TRAIL PIPELINE, L.P.

By:	Cheniere Pipeline GP Interests, LLC, its general partner

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 8, 2021.

Signature	Title

/s/ Jack A. Fusco Jack A. Fusco	President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Leonard E. Travis Leonard E. Travis	Chief Accounting Officer (Principal Accounting Officer)

CHENIERE PIPELINE GP INTERESTS, LLC

By:	Cheniere Energy Investments, LLC, its sole member

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

CHENIERE PIPELINE GP INTERESTS, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 8, 2021.

Signature	Title

/s/ Zach Davis Zach Davis	President and Chief Financial Officer (Principal Executive Officer and Financial Officer)

/s/ Leonard E. Travis Leonard E. Travis	Chief Accounting Officer (Principal Accounting Officer)

CHENIERE ENERGY INVESTMENTS, LLC, its sole member

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer